Exhibit (4)(f)


                           NANTUCKET INDUSTRIES, INC.

               COMMON STOCK AND CONVERTIBLE SUBORDINATED DEBENTURE
                               PURCHASE AGREEMENT


         THIS COMMON STOCK AND CONVERTIBLE SUBORDINATED DEBENTURE PURCHASE AGREEMENT is made as of August 13, 1996 by and between Nantucket Industries, Inc. (the "Company"), a Delaware corporation having its principal offices at 105 Madison Avenue, New York, NY 10016, and NAN Investors, L.P., a Delaware limited partnership, having its principal offices c/o Fundamental Capital Corp., 291 Ocean Avenue, Lawrence, New York 11559 (the "Investor").

                                   BACKGROUND
                                   ----------

         A. The Company has provided the Investor with information regarding the Company and the Company's Common Stock, par value $.10 per share ("Common Stock").

         B. Based upon the Investor's review of the information provided to the Investor by the Company, the Investor's discussions with representatives of the Company, the Investor's independent investigation of the Company and the Investor's reliance on the warranties and representations made by the Company herein, the Investor desires to purchase from the Company an aggregate of 250,000 shares of Common Stock and convertible subordinated debentures with an aggregate principle amount of $2,760,000, upon the terms and conditions set forth herein.

         C. Based upon the Investor's experience in financial investments, the Company's reliance on the representations made herein by the Investor, and upon the Investor's ability to evaluate the merits and risks of the transaction contemplated hereby and to bear the economic risk thereof, the Company wishes to sell to the Investor an aggregate of 250,000 shares of Common Stock and convertible subordinated debentures with an aggregate principle amount of $2,760,000, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and lawful consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1.  Sale of Stock.



                                       1


         1.1 Authorization. The Company has duly authorized the issuance and sale of 250,000 shares of its Common Stock.

         1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined) the Company shall sell and issue to the Investor, and the Investor shall purchase, 250,000 shares of Common Stock at a price of Two Dollars and Ninety-Six Cents ($2.96) per share. Said shares of Common Stock are referred to herein as the "Shares."

         1.3 Closing. The purchase and sale of the Shares and Debentures (as hereinafter defined) shall take place at the offices of the Company at 10:00 a.m. on August 15, 1996 or at such other time and place as the Company and the Investor shall mutually agree orally or in writing (which time and place are referred to herein as the "Closing"). At the Closing, the Company will deliver to the Investor a certificate or certificates representing the Shares and the Debentures, each registered in the name of the Investor, against payment by the Investor to the Company of the purchase price therefor by certified check, bank check or by wire transfer of immediately available U.S. funds or other method acceptable to the Company.

         1.4 Legend. The certificates representing the Shares to be issued at Closing will bear the following legends:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES.

                THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN NANTUCKET INDUSTRIES, INC. AND STATE STREET BANK & TRUST COMPANY, DATED AS OF SEPTEMBER 6, 1988 (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF NANTUCKET INDUSTRIES, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH


                                       2


                RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. NANTUCKET INDUSTRIES, INC., WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A NOTE ACQUISITION RIGHTS AGREEMENT BETWEEN NANTUCKET INDUSTRIES, INC. AND STATE STREET BANK & TRUST COMPANY, DATED AS OF SEPTEMBER 6, 1988 (THE "NOTE RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF NANTUCKET INDUSTRIES, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE NOTE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE
                CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. NANTUCKET INDUSTRIES, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE NOTE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR.



                                       3


        2.  Sale of Debentures.

        2.1 The Debentures.  As used herein, the "Debentures" shall mean the two
(2)  Convertible   Subordinated  Debentures  of  the  Company  convertible  into fully-paid and non-assessable shares of Common Stock as follows:

           Principal Amount                        Conversion Date                       Conversion Price
           ----------------                        ---------------                       ----------------
              $1,168,150                 At any time following the Closing                    $3.83
                                         ("First Conversion Date")

              $1,591,850                 June 15, 1997 ("Second Conversion                    $5.00
                                         Date")

copies of which are attached hereto as Exhibits A and AA. Said copies are incorporated herein by this reference. The terms and conditions contained therein, including, without limitation, the definition of capitalized terms not otherwise defined herein, are hereby made a part of this Agreement.

        2.2 Authorization. The Company has duly authorized the issuance, sale and delivery of the Debentures.

        2.3 Sale of the Debentures. Subject to the terms and conditions of this Agreement, at the Closing the Company shall sell and issue to the Investor, and the Investor shall purchase, the Debentures.

        3. Representations and Warranties of the Company. The Company does hereby represent and warrant to the Investor that:

        3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full power and authority to own or lease and to operate its properties and to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

        3.2 Authority. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed


                                       4


and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally and as may be limited by general equitable principles.

        3.3 Non-Contravention. The execution of, performance under and compliance with this Agreement by the Company will not violate any provision of law and subject to the satisfaction of Section 5.15 hereof, will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute, with or without the passage of time or the giving of notice, a default under, or give to any person the right to exercise any remedy under, or to accelerate the maturity of, or to cancel, terminate or modify, or require a consent or waiver under, its Certificate of Incorporation or By-laws (each as amended and presently in effect) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

        3.4 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) is 6,000,000 shares of Common Stock, par value $.10 per share, of which 2,988,796 shares are issued and outstanding and
3,052 shares are held in its treasury, and 500,000 shares of undesignated preferred stock, par value $.10 per share, of which 5,000 shares are issued, outstanding and designated as Non-Voting Convertible Preferred Stock; all of such outstanding shares have been validly issued and are fully paid and non-assessable. No class of capital stock of the Company is entitled to preemptive rights except for those shares of Common Stock held by the "Investors," as such term is defined in that certain Common Stock Purchase Agreement by and between the Company and, inter alia, Guess ?, Inc. dated as of August 18, 1994 (such agreement being herein referred to as the "Guess Stock Purchase Agreement" and such Investors being herein referred to as the "Guess Investors"), which rights the Guess Investors have, or prior to the Closing hereunder will have, irrevocably waived. Since March 2, 1996 the Company has not changed the amount of its authorized capital stock or purchased any shares of its capital stock, or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock, and has not since such date declared or paid any dividend in cash or stock or made any other distribution of assets to its shareholders. The Company has one subsidiary, Nantucket Mills, Inc., a Delaware corporation, all of the issued and outstanding shares of common stock of which are owned by the Company. Except as described above or on Exhibit B, and pursuant to this Agreement, at the date hereof, there are no shares of capital stock or other equity securities of the Company or any of its subsidiaries outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue



                                       5


additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. Except as set forth in Exhibit B, no stockholder of the Company is entitled to demand or "piggyback" registration rights with respect to any of the Company's shares of Capital Stock

        3.5 Validity of Shares. The Shares and Conversion Shares (as defined in the Debentures) have been duly authorized and reserved for issuance and, upon their issuance in accordance with the terms hereof, and, in the case of the Conversion Shares, in accordance with the related Debenture, will be validly issued, fully paid and non-assessable.

        3.6 SEC Reports. The Company has furnished the Investor copies of its Annual Report on Form 10-K for the fiscal year ended March 2, 1996 and its Quarterly Report on Form 10-Q for the period ended June 1, 1996 (the "SEC Reports") as filed with the Securities and Exchange Commission. The SEC Reports did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading.

        3.7 Compliance with Law. Neither the Company nor any of its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award, and the Company and its subsidiaries are not in violation of, and the business of the Company and its subsidiaries is presently being conducted so as to comply in all material respects with, applicable Federal, state and local governmental laws and regulations, including, without limitation, laws and regulations relating to environmental requirements (such as requirements in respect of air, water and noise pollution) and to employment practices (such as practices in respect of discrimination, wage and hour and health and safety), all to the extent necessary to avoid any material adverse effect on the business, properties or financial condition of the Company and its subsidiaries taken as a whole.

        3.8 Use of Proceeds. The Company will use approximately $533,333.34 of the proceeds of the sale of the Shares and Debentures for prepayment of all of the Company's obligations under that certain Amended and Restated Credit Agreement dated March 21, 1994, among the Company and its subsidiaries and Chemical Bank, as amended, (the "Chemical Agreement"). The remainder of the proceeds will be used to reduce amounts outstanding under the revolving loans, letter of credit accommodations or supplemental loans under the Loan and Security Agreement with Congress Financial Corporation ("Congress"), dated March 21, 1994, as amended (the "Congress Facility").

        3.9 Governmental Consent, etc. The Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement and the valid offer, sale or delivery of the Shares and Debentures, or the performance by the Company of its obligations in respect thereof except for disclosures required under the Securities and Exchange Act of 1934, as amended.



                                       6


        3.10 Taxes. The Company and its subsidiaries have filed or caused to be filed, or will file within the time period prescribed by law, all federal and state income tax returns which are required to be filed and have paid or caused to be paid all taxes to the extent that such taxes have become due and payable, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Federal income tax returns of the Company and its subsidiaries for the six (6) fiscal years prior to and including the fiscal year ended February 25, 1995 have not been audited by the Internal Revenue Service and all federal income tax returns of the Company and its subsidiaries for all fiscal years prior thereto are closed by applicable statutes. The Company and its subsidiaries have paid or caused to be paid, or have established reserves adequate in all material respects, for all Federal income tax liabilities and state income tax liabilities applicable to the Company and its subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

        3.11 Disclosure. Neither this Agreement nor the SEC Reports nor any written disclosure statement or material furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact which the Company has not disclosed to the Investor in writing which materially affects adversely the properties, business or financial condition of the Company and its subsidiaries taken as a whole or, so far as the Company can now reasonably foresee, will materially affect adversely the ability of the Company to perform this Agreement.

        3.12 Material Adverse Change. There has been no material adverse change in the business, financial condition, or results of operations of the Company and its subsidiaries taken as a whole since June 1, 1996.

        3.13 Actions Pending. Except as described in the SEC Reports, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any courts, governmental bodies, arbitration boards or other tribunals, which if decided adversely to the Company could reasonably be expected, individually or in the aggregate, to result in any material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

        3.14 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended (the "Code")), whether or not waived, exists with respect to any Plan (as defined below) (other than a Multiemployer Plan (as defined below)). No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has incurred
any  withdrawal   liability


                                       7


under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its subsidiaries taken as a whole. The execution and delivery of this Agreement and the sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. As used in this Section 2.14, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 392 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in
Section 414(b) or (c) of the Code; and the term "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

        3.15 Possession of Franchises, Licenses, etc. The Company and its subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and to conduct the businesses now conducted or proposed to be conducted, and neither the Company nor any of its subsidiaries is in violation of any thereof in any material respect.

        3.16 Trademarks, Patents, etc. The Company and its subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all trade secrets, trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other assets considered to be "intangible assets" in accordance with generally accepted accounting principles (collectively, "Intangible Assets") that are used or are necessary in any material respect in the conduct of their respective businesses as now operated. No such Intangible Asset, to the best knowledge of the Company, conflicts with the valid trade secret, trademark, trade name, copyright, patent, patent right or other Intangible Asset of any other person.

        3.17 Employee Matters. There is no strike, work stoppage or labor dispute with any union or group of employees pending or, to the best knowledge of the Company, threatened involving the Company or any of its subsidiaries.

        3.18 Financial Statements. The Company has furnished to the Investor copies of the SEC Reports containing (i) a consolidated balance sheet of the Company and its subsidiaries as of March 2, 1996 and February 25, 1995 and the consolidated statements of operations and retained earnings and changes in financial position for the three years ended March 2, 1996, as reported on by Grant Thornton, LLP, independent accountants, and (ii) an unaudited consolidated condensed balance sheet of the Company and its subsidiaries as of June 1, 1996 and unaudited consolidated condensed statements of income and changes in financial position of the Company and its subsidiaries for the three-month period then ended. Said financial statements, including in each case the related notes, fairly present the financial position of the Company and its subsidiaries as of the respective dates of said balance sheets and the results of the operations of


                                       8


the Company and its subsidiaries for the respective periods covered by said statements of operations and retained earnings and changes in financial position, and have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods involved, except for accounting changes described in the related notes, and the Company has no knowledge of any material liabilities contingent or otherwise, as at March 2, 1996, not reflected in said balance sheet as of said date or in the SEC Report.

        3.19 No Change of Control. Consummation of the transactions contemplated by this Agreement will not, without regard to any action undertaken by the Investor with respect to the Company and after giving effect to (i) all other shares of the Company's common stock owned by the Investor on the date hereof as disclosed in Section 4.3 hereto, and (ii) the conversion of the Debentures into shares of the Company's common stock, as contemplated in the Debentures, constitute a "change of control" as defined in, or give rise to any rights under, any agreement to which the Company is a party (including, without limitation, (x) the Severance Agreement, dated as of March 18, 1984, among the Company, George J. Gold and Donald D. Gold, (y) the Agreement dated as of March 1, 1994, among The Samberg Group, L.L.C., a Delaware limited liability company, George Gold, Donald Gold, Stephen Samberg, Stephen Sussman, Robert Polen, Ray Wathen and the Company, (z) any employment agreement among the Company and any of its employees, or (zz) any stock option or similar plan with respect to the Company's share capital) and will not result in the issuance of any rights under the Rights Agreement or Note Rights Agreement.

        3.20. Appraisal. The Company has heretofore delivered to the Investor an appraisal report, dated as of June 11, 1996, with respect to the 152,446 square foot industrial building located on approximately 25 acres of land at 200 Cook Street, city of Cartersville, Bartow County, Georgia (the "Cartersville Property"), which appraisal report was prepared by Daley-Hodkin Appraisal
Corporation (the "Appraisal"). There is no fact known to the Company with respect to the Cartersville Property which is not reflected in the Appraisal and which fact would be reasonably likely to have a material adverse effect on the market value of the Cartersville Property.

        3.21 Effect and Priority of Second Mortgage. The Company owns fee title to the Cartersville Property free and clear of all liens and encumbrances except for the Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents in favor of Congress dated June 8, 1994 (the "Congress Mortgage"), a true and correct copy of which (and all supplements or amendments thereto) has been previously delivered to the Investor. The second mortgage granted to the Investor pursuant to Section 5.8 of this Agreement (the "Mortgage") constitutes a valid and binding obligation of the Company and enforceable encumbrance upon the Cartersville Property and, immediately following the Closing, the lien thereof will be senior to any other lien or encumbrance relating to the Cartersville Property, except that it will be subject and subordinate to the lien of the Congress Mortgage. The Company enjoys the quiet and peaceful possession of the Cartersville Property. The Company has not received any notice of default


                                       9


under the Congress Mortgage. The Company has not received any notice of default under other agreement which could give rise to any lien or encumbrance with respect to the Cartersville Property. Congress has agreed to permit the grant and demise of the Mortgage, which Mortgage is subject to the terms and conditions of the Intercreditor Agreement (as defined in Section 5.14).

        4. Representations of the Investor. The Investor represents and warrants to the Company that:

        4.1 Investment. The Investor is acquiring the Shares and Debentures for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof which would be in violation of the securities laws of the United States, and any sale, transfer or other disposition of any Shares by the Investor will be made in compliance with all applicable provisions of the Securities Act of 1933 as amended (the "Securities Act") and the rules and regulations promulgated thereunder.

        4.2 Authority. The Investor has full power and authority to enter into, to perform under and comply with this Agreement and this Agreement constitutes the valid and binding obligation of the Investor enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws limiting the rights and remedies of creditors generally and as may be limited by general equitable principles.

        4.3 Ownership of Company Securities. After giving effect to the transactions contemplated herein, including without limitation, Investor's acquisition of the Shares and Debentures and the amendment of the Rights Agreement contemplated in Section 5.21, the Investor's beneficial ownership of shares of Common Stock shall not exceed the threshhold amount set forth under the definition of "Acquiring Person" in such amendment to the Rights Agreement, and shall not adversely affect the Company's ability to use the net operating loss carry-forward currently available to it.

        5. Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions hereby shall be subject to the satisfaction or waiver of each of the following conditions:

        5.1 No Judgments or Actions. There shall not be in effect a judgment, order or decree of a court of competent jurisdiction that prevents or delays the consummation of the transactions contemplated hereby. There shall not be any actions, suits, investigations or proceedings pending or to the best knowledge of the Company threatened against or affecting the Company or any of its subsidiaries or its or their properties which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or Debentures.



                                       10


        5.2 Representations, Warranties and Covenants. The representations and warranties of the Company shall have been true when made and shall be true at and as of the Closing as though made at and as of such date. The Company shall have performed in all respects all obligations and complied with all covenants and other agreements required by this Agreement to be performed or complied with by it before the Closing Date.

        5.3 Board of Directors. The Board of Directors shall have approved of the transaction, including, without limitation, approving of the Investor becoming an "Interested Person" for purposes of Section 203 of the Delaware General Corporation Law. The Board of Directors shall have set the size of the Board at not less than nine and the individual identified in Section 8.1 shall have been nominated as a Director of the Company in accordance with the provisions of Sections 3(a)(v) and 3(d) of that certain Voting Trust Agreement dated as of March 22, 1994 by and between The Samberg Group L.L.C., George Gold, Donald Gold, Stephen Samberg, Stephen Sussman, Robert Polen, Ray Wathen, Nantucket Industries, Inc., Robert Rosen and Joseph Mazzella (the "Voting Trust") and such individual shall have been elected as a Director by at least a 3/4 vote of the Continuing Directors (as such term is defined in the Company's Certificate of Incorporation) and shall have qualified as a Continuing Director with a term of office expiring in 1998.

        5.4 Approvals and Consents. The Company shall have received all consents and approvals required in connection with the issuance of the Shares and Debentures, including, without limitation, those required by law, any contract or agreement to which the Company is a party or any securities exchange on which the Company's securities are listed or quoted.

        5.5 Officer's Certificate. The Company shall have delivered the certificate of an executive officer of the Company to the effect that the foregoing conditions to closing set forth in Sections 5.1 through 5.4 have, to such officer's best knowledge, been satisfied.

        5.6 Legal Opinions. A favorable written opinion of Lane Altman & Owens LLP, counsel to the Company, substantially in the form of Exhibit F shall have been delivered to the Investor with respect to due authorization and valid issuance of the Shares and Debentures, due execution and enforceability of this Agreement, and good standing of the Company; and a favorable written opinion of Corwin, Tilley & MacLeod, Georgia counsel to the Company, substantially in the form of Exhibit D shall have been delivered to the Investor with respect to due execution, enforceability and priority of the Mortgage.

        5.7 Satisfactory Proceedings. All proceedings taken in connection with the sale of the Shares and Debentures and all documents relating thereto shall be satisfactory in form and substance to the Investor. The Investor shall have received copies of such documents as it may request in connection with the Closing, or as a basis for the Closing opinions, all in form and substance satisfactory to the Investor.



                                       11


        5.8 Mortgage and Subordination Agreements. The Company shall have granted to the Investor a mortgage on the Cartersville Property substantially in the form of Exhibit C hereto, which mortgage shall be junior and subordinate to the Congress Mortgage pursuant to the terms and conditions of the Intercreditor Agreement (as defined in Section 5.14).

        5.9 Management Agreement Regarding Disposal of Shares. Messrs. Stephen Samberg, Joseph Visconti and Ronald Hoffman ("Management") shall have entered into an agreement with the Investor regarding the disposition of (i) the shares of common stock in the Company owned by any of the members of Management or their Affiliates (as defined below), and (ii) the interests in The Samberg Group, L.L.C. (the "Group") owned by any of the members of Management or their Affiliates (other than to other members of Management or their Affiliates who currently own interests in the Group). The term "Affiliates" shall mean with respect to the members of Management and the Investor, any person or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Management or the Investor, as the case may be, and any spouse, parent, child or sibling of any such person.

        5.10 Agreement of The Samberg Group. The Group shall have entered into an agreement with the Investor regarding (i) the disposition of the shares of common stock in the Company owned by the Group, including without limitation, any shares of the Company's common stock received upon a conversion of shares of the Company's Non-Voting Convertible Preferred Stock, (ii) the disposition of shares of the Company's Non-Voting Convertible Preferred Stock owned by the Group, and (iii) the Group's agreement regarding termination or modification of the Voting Trust in any respect that would adversely affect the continued election as director of the person identified in Section 8.1 hereof.

        5.11 Employment Agreements. The Employment Agreement dated as of March 1, 1994 between the Company and Raymond L. Wathen shall have been amended in a form reasonably satisfactory to the Investor and the Employment Agreement dated as of July 1, 1994 (as extended on June 12, 1995) between the Company and Ron Hoffman shall have been renewed or extended in a form reasonably satisfactory to the Investor.

        5.12 BRITTANIA License. Brittania Sportswear Ltd. shall have provided the Investor with assurances satisfactory to the Investor in its sole discretion that the Company's license will be renewed for a period of at least two years on terms comparable to the terms of the Company's current license.

        5.13 Chemical Bank Release. Chemical Bank shall have delivered to the Company a general release from all obligations, and shall otherwise have agreed to release its second mortgage currently encumbering the Cartersville Property.



                                       12


        5.14 Intercreditor and Subordination Agreement. The Investor and Congress shall have entered into an Intercreditor and Subordination Agreement governing the subordination of the Debentures to the amounts due under the Congress Facility, and the agreement of Congress to limit its claim solely with respect to certain amounts Congress would otherwise be entitled to receive under the Congress Mortgage in favor of the Mortgage in connection with the sale or other disposition of the Cartersville Property (the "Intercreditor Agreement").

        5.15 Congress Facility Amendment. The Congress Facility shall have been amended in a form reasonably satisfactory to the Investors.

        5.16 Registration Rights. The Company and the Investor shall have entered into the Registration Rights Agreement with respect to the Shares and Conversion Shares set forth in Exhibit E hereto.

        5.17 Listing. The Shares and Conversion Shares shall have been approved for listing by the American Stock Exchange ("AMEX").

        5.18 No  Change  in  Capital.  No  change  shall  have  occurred  in the
Company's common stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, and the Company shall not have declared, set the record date for, or paid any dividend to its shareholders.

        5.19 No Incurrence of Indebtedness. The Company shall not have incurred any indebtedness for borrowed money, other than borrowings under the Congress Facility or in the ordinary course of business.

        5.20 Vote of Continuing Directors. At least 75% of the Continuing Directors of the Company (as such term is defined in the Company's Certificate of Incorporation) shall have resolved (i) to amend the Company's Certificate of Incorporation in the manner set forth in Exhibit G, (ii) to submit such resolution to a vote of the Company's shareholders at the meeting of shareholders which next follows the Closing Date, and (iii) to solicit proxies of the Company's shareholders in favor of such resolution.

        5.21 Rights Agreement. The Rights Agreement by and between the Company and State Street Bank and Trust Company dated as of September 6, 1988, as amended, shall be amended as provided in Exhibit H.

        6. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions.



                                       13


        6.1 No Judgments or Actions. There shall not be in effect a judgment, order or decree of a court of competent jurisdiction that prevents or delays the consummation of the transactions contemplated hereby. There shall not be any actions, suits, investigations or proceedings pending or to the best knowledge of the Company threatened against or affecting the Company or any of its subsidiaries or their properties which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or Debentures.

        6.2 Representations, Warranties and Covenants. The representations and warranties of the Investor shall have been true when made and shall be true at and as of the Closing as though made at and as of such date. The Investor shall have performed in all respects all obligations and complied with all covenants and other agreements required by this Agreement to be performed or complied with by it before the Closing Date.

        6.3 Officer's Certificate. The Investor shall have delivered the certificate of an executive officer of the Investor to the effect that the conditions to Closing set forth in Sections 5.14, 5.15, 6.1 and 6.2 have, to such officer's best knowledge, been satisfied.

        7. Investor Covenants.

        7.1 Prior to Closing. Between the date hereof and the Closing, neither the Investor nor any of its Affiliates shall purchase any shares of Common Stock.

        7.2 Acquisition of Additional Capital Stock. The Investor hereby agrees that until the Second Conversion Date other than in connection with a transaction pursuant to Section 8.2 hereof or the conversion of the Debentures, the Investor shall notify the Company of its intent to acquire or enter into any agreements to acquire, or solicit, seek offers to effect or make any public announcement, proposal or offer whatsoever to acquire, directly or indirectly, any shares of voting capital stock of the Company or any securities exchangeable for or convertible into voting capital stock of the Company, whether by open market purchases, private transactions or otherwise. The Investor hereby further agrees that the Company shall have the right to instruct the transfer agent for the Company's voting capital stock to refuse to accept the transfer of any shares of voting capital stock to the Investor (other than the Shares or the Conversion Shares) if, in the reasonable opinion of the Company, such transfer shall adversely affect the Company's ability to use the net operating loss carry-forward currently available to it.

        7.3 Press Release. Except as required by law, neither the Investor nor any of its Affiliates shall issue any press release relating to the sale and acquisition of the Shares and Debentures and related matters contemplated hereby without the prior approval of the Company, which approval will not be unreasonably withheld. Failure of the Company to respond within five business days following receipt of the draft press release shall be deemed to be approval.



                                       14


        7.4 Confidentiality. The Investor acknowledges and agrees that any information or data it has acquired, or in the future acquires, from the Company, not otherwise properly in the public domain and treated as confidential by the Company, was, and will in the future be, received in confidence and will not be used for any purpose in violation of the securities laws. The Investor agrees not to, without the Company's consent, divulge, communicate or disclose any confidential information it has obtained prior to the date hereof with respect to the Company, except as may be required by law, or as may be necessary to disclose to its attorneys, accountants and other advisors (but only to the extent such individuals agree to be bound by the confidentiality provisions hereof). The Investor's obligation under this Section 7.4 shall cease as to any information or data which after its acquisition from the Company (i) became or becomes generally available to the public otherwise than as a result of a disclosure by the Investor or anyone to whom it, directly or indirectly, transmits such information or data in violation of this Section 7.4, or (ii) ceases to be treated as confidential by the Company.

        7.5 Intercreditor Agreement. Investor will, and will cause any transferee of the Debentures to, agree in writing with the Company to execute upon the request of any present or future holder of "Senior Debt" other than "Current Senior Debt" (as such terms are defined in the Debentures) an intercreditor agreement with such holder of Senior Debt containing substantially the same terms as are set forth in the Intercreditor Agreement.

        8.  Company Covenants.

        8.1 Board Representation. The Company will exercise all authority under applicable law to cause Kenneth Klein (or a replacement designated by the Investor and reasonably satisfactory to the Company) to be elected to such Board for so long as the Investor or its Affiliates beneficially own in the aggregate at least the lesser of (i) 250,000 shares of Common Stock or (ii) 7% of the outstanding Common Stock (the lesser of such two amounts being referred to hereafter as the "Threshold Amount"), at each annual meeting of the shareholders of the Company, including without limitation causing such person to be nominated in accordance with the provisions of Sections 3(a)(v) and 3(d) of the Voting Trust. It shall be a condition to the Company's obligation pursuant to this
Section 8.1 that such designee simultaneous with his election signs a resignation which by its terms will be automatically effective upon the beneficial ownership of the Investor and its Affiliates dropping below the Threshold Amount. Such designee's resignation shall also take automatic effect upon the stipulation by the Investor in writing of a replacement director. In the event that the Investor's Nominee serving on such Board shall cease to serve as a director for any reason other than pursuant to the penultimate sentence, the vacancy created thereby shall be filled by such Board with a person designated by the Investor and reasonably satisfactory to the Company, and the term of office of such replacement director shall be commensurate with that of the replaced director. A director appointed pursuant to this Section 8.1 shall be entitled to the compensation (including stock or stock option grants) and other perquisites provided to the other non-employee directors. For


                                       15


purposes of calculating the Threshold Amount, all outstanding Debentures shall be deemed to have been converted into shares of Common Stock.

        8.2 Shelf Registration, Registration Rights. Promptly following the Closing, the Company shall prepare and file with the Securities and Exchange Commission (the "SEC") a shelf registration statement under the Securities Act registering the Shares and the Conversion Shares for resale by the Investor, and persons designated by the Investor. The Company shall maintain the effectiveness of such shelf registration statement for a period of at least 36 months, shall file all necessary amendments and prospectus supplements thereunder, and shall include in such filings the Investor, or the person designated by the Investor as a selling stockholder, upon the -request of the Investor or such persons (provided that the Company shall not be required to honor more than five (5) such requests with respect to selling stockholders other than the Investor). All fees and expenses of such shelf registration (other than the fees of counsel for the Investor or such persons, and any underwriting spread payable in connection with the sale of Shares or Conversion Shares by the Investor or such persons) shall be borne by the Company. If the Investor is selling the Shares or Conversion Shares pursuant to an underwritten offering, the Company will cooperate in connection with such offering, including, without limitation, entering into and performing its obligations under a customary underwriting agreement (which may include representations, warranties and indemnities customarily given to underwriters by companies issuing their own shares in a public offering) with the underwriters of such offering. Except for registration rights granted to other persons on or prior to the date hereof (including, without limitation, the Guess Investors), the Company will not grant any new registration rights with respect to shares of common stock of the Company (or securities convertible into or exchangeable or exercisable for such shares) to any person without the consent of the Investor, which consent will not be unreasonably withheld. The provisions of Sections E and F to the Registration Rights Agreement (Exhibit E) shall apply mutatis mutandis to such registration and registration statement.

        8.3 Press Release. The Company shall not issue any press release relating to the sale and acquisition of the Shares and Debentures and related matters contemplated hereby without the prior approval of the Investor, which approval will not be unreasonably withheld. Failure of the Investor to respond within one business day following receipt of the draft press release, or such shorter period as to which the Company reasonably advises the Investor that dissemination of the press release is required to comply with law and/or the rules of the exchange on which the Company's securities are then traded, shall be deemed to be approval.

        8.4 Financial Statements. The Company agrees that until the date on which the beneficial ownership of the Investor and its Affiliates drops below the Threshold Amount it will provide it with (a) a copy of its annual report on Form 10-K (or any successor form) within ninety (90) days after the end of each fiscal year (or within such extended period of time as may be permitted by the Securities and Exchange Commission ("SEC") for filing of such report with the
SEC),  and (b) a copy of its  quarterly  report on Form  10-Q (or any  successor form)  within  forty-five  (45)


                                       16


days after the end of each of the first three fiscal quarters in each fiscal year (or within such extended period of time as may be permitted by the SEC for filing of such report with the SEC), regardless of whether or not the Company is then obligated to file such annual or quarterly reports with the SEC.

        8.5 Shareholders'Vote. The Company shall continue to use its best efforts to solicit shareholder approval of the resolution contemplated in
Section 5.20 hereof until such time as it shall have been approved by the shareholders of the Company.

        8.6 Rights Agreement. The Company shall not amend the Rights Agreement in a manner inconsistent with the rights afforded the Investor under the amendment contemplated in Section 5.21 hereof.

        9.  Miscellaneous.

        9.1 Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        9.2 Termination. This Agreement will terminate automatically and be of no further force or effect, and none of the parties hereto will have any further obligations in respect hereof, on August 19, 1996, if the purchase of Shares and Debentures pursuant hereto shall not have taken place on or prior to that date. This Agreement may also be terminated by mutual consent of the parties hereto or by either party if the other party breaches this Agreement.

        9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, registered or certified, postage prepaid, return receipt requested mail, expedited package delivery service or texted facsimile transmission to the respective parties as follows:

        If to the Investor, to:

                NAN Investors, L.P.
                c/o Fundamental Capital Corp.
                291 Ocean Avenue
                Lawrence, NY 11559




                                       17


        With a copy to:

                Yaacov M. Gross, Esq.
                Willkie Farr & Gallagher
                One Citicorp Center
                153 E. 53rd Street
                New York, NY 10022
                Fax:  (212) 821-8111

        If to the Company, to:

                Nantucket Industries, Inc.
                105 Madison Avenue
                New York, NY 10016
                Attn: Stephen M. Samberg,
                      Chief Executive Officer
                Fax:  (212) 532-3217

        With a copy to:

                Lane Altman & Owens LLP
                101 Federal Street
                Boston, MA 02110
                Attn: Robert M. Rosen, Esq.
                Fax:  (617) 345-0400

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        9.4 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company or the Investor in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Shares and Debentures and any disposition thereof, regardless of any investigation made by or on behalf of the Investor or the Company, as the case may be.

        9.5 Indemnification. The Company agrees to indemnify and to hold the Investor harmless against and in respect of any and all losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, as incurred by the Investor, by reasons of a breach of any of the express representations, warranties or covenants and agreements of the Company made in this Agreement. The Investor agrees to indemnify and to hold the Company harmless against


                                       18


and in respect of any and all losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees, as incurred by the Company, by reasons of a breach of any of the express representations, warranties or covenants and agreements of the Investor made in this Agreement.

        9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without giving effect to the principles of conflict of laws thereof.

        9.7   Counterparts.   This   Agreement   may  be   executed  in  several
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                  NANTUCKET INDUSTRIES, INC.

                                   By:/s/ Ronald S. Hoffman
                                      -------------------------------------
                                      Ronald S. Hoffman, Vice President -
                                      Finance
                                   INVESTOR:
                                   NAN Investors, L.P.

                                   By: NAN (GP) Investors, L.P., its General Partner

                                   By: Fundamental Capital Corp. its General Partner

                                   By:/s/ Murray Forman, President
                                      --------------------------------------

                              INDEX TO EXHIBITS TO
                           NANTUCKET INDUSTRIES, INC.
                          COMMON STOCK AND CONVERTIBLE
                    SUBORDINATED DEBENTURE PURCHASE AGREEMENT



Exhibit A         Form of Convertible  Subordinated Debenture in the principal amount of $1,168,150
Exhibit AA        Form of Convertible Subordinated Debenture in the principal amount of $1,591,850
Exhibit B         Description of Capital Stock,  Equity  Securities and Rights
                  Related Thereto
Exhibit C         Form of Deed to Secure Debt
Exhibit D         Form of Legal Opinion of Corwin, Tilley & MacLeod
Exhibit E         Registration Rights Agreement
Exhibit F         Form of Legal Opinion of Lane Altman & Owens LLP
Exhibit G         Fond of Amendment to Certificate of incorporation
Exhibit H         Form of Amendment to Rights Agreement

                                                                       EXHIBIT A




                  THIS  DEBENTURE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

                  THIS DEBENTURE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF AUGUST 15, 1996, BETWEEN CONGRESS FINANCIAL CORPORATION ("CONGRESS") AND NAN INVESTORS, L.P. (THE "INTERCREDITOR AGREEMENT") AND IS SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR DEBT (AS THEREIN DEFINED).





                           NANTUCKET INDUSTRIES, INC.

                    12.5% Convertible Subordinated Debenture

                               due August 15, 2001



R_______________                                            ____________________

$1,168,150                                                       August 15, 1996



                  FOR VALUE RECEIVED, the undersigned, NANTUCKET INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), hereby promises to pay to NAN INVESTORS, L.P., a Delaware limited partnership, or registered assigns ("Holder"), the principal sum of ONE MILLION ONE HUNDRED SIXTY EIGHT THOUSAND ONE HUNDRED FIFTY DOLLARS ($1,168,150.00) on August 15, 2001, with interest on the unpaid balance thereof accruing at the rate of 12.5% per annum (computed on the basis of a 360-day year 30-day month) compounded semi-annually and payable semi-annually in arrears on February 15th and August 15th (or the next business day if such day is not a business day) of each year during the term hereof.

                  Payments of both principal and interest are to be made at the offices of Fundamental Capital Corp., 291 Ocean Avenue, Lawrence, New York 11559 or at such other place as the Holder hereof shall designate to the Company in writing. All payments shall be in lawful money of the United States of America in immediately available funds.

                  1. Relationship to Agreement. This Debenture is issued pursuant to a Common Stock and Convertible Subordinated Debenture Purchase Agreement, dated as of August 13, 1996 (the "Agreement"), between the Company and the Investor named on the signature page thereof and is entitled to the benefits of the Agreement.

                  2. Transfer. This Debenture is a registered Debenture, and (subject to the provisions of Section 3 below) upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or his attorney duly authorized in writing, a new Debenture for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  3. Mortgage and Subordination. (a) In order to secure the due and punctual payment of all amounts under this Debenture, and the performance of all other obligations of the Company hereunder, the Company has, simultaneously with the execution hereof, entered into the Mortgage, pursuant to which the Company has granted a valid, binding and enforceable Lien on the Property, senior to any other Lien or encumbrance relating to the Property but subject and subordinate to the Congress Mortgage, for the pari passu benefit of the Holder of this Debenture and the holder of the Other Debenture, pursuant to the terms of the Mortgage.

                  (b) The Company shall, at its sole cost and expense, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) or refiling under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under the Mortgage, from time to time, in order to grant and maintain a valid and perfected first priority Lien on the Property in favor of the Holder of this Debenture for the pari passu benefit of the Holder of this Debenture and the holder of the Other Debenture, subject only to the Lien arising pursuant to the Congress Mortgage, and to fully preserve and protect the rights of the Holder of this Debenture.

                  (c) The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Debenture, the Other Debenture and the Mortgage, any amendments thereto and any other instruments of further assurance.

                  (d) In the event (i) the Holder shall receive any written request from the Company under this Debenture or the Mortgage for consent or approval with respect to any matter or thing relating to the Property or the Company's obligations with respect thereto, or (ii) there shall be due to or from the Holder of this Debenture under the provisions of this Debenture or the Mortgage any performance or the delivery of any instrument, or (iii) the Holder of this Debenture shall become aware of any covenant or breach of any representation or warranty of the Company set forth in this Debenture with respect to the Property or in the Mortgage, then in each such event the Holder shall be entitled, at the expense of the Company, to hire experts, consultants, agents and attorneys to advise the Holder on the manner in which the Holder should respond to such request or render any requested performance or response to such nonperformance or breach.

                  (e) Notwithstanding anything in the foregoing or elsewhere in this Debenture to the contrary, this Debenture is subject to the terms and conditions of the Intercreditor Agreement, the terms of which are deemed to be incorporated herein. Payment of principal, premium (if any) and interest in respect of this Debenture are subordinate, to the extent set forth in the Intercreditor Agreement, to all principal of and interest on Senior Debt (regardless of whether the holder of Senior Debt is party to such Intercreditor Agreement). The Transfer of this Debenture is subject to certain restrictions under the Intercreditor Agreement.

                  4. Prepayments. (a) This Debenture shall be subject to prepayment only as set forth in subsection (b) below.

                  (b) Upon a Change of Control the Company shall, at the option of the Holder (which shall be exercised within fifteen (15) days of receipt by Holder of written notice from the Company of such Change of Control as described below), prepay on such date all or any part of the Debentures then outstanding at a price equal to 125% of the aggregate principal amount thereof, together with interest accrued and unpaid thereon up to and including the prepayment date. The Company shall give the Holder at least thirty (30) days' prior written notice of such Change of Control so that such Holder may convert its Debentures prior to the Change of Control, provided however, that in the event of a Change of Control arising as a result of an acquisition of Common Stock other than from the Company, such notice shall be given within 10 days after the Company shall have received notice of such Change of Control.

                  (c) A Holder requesting prepayment shall furnish to the Company written notice of the proposed prepayment pursuant to this Section 4(c) at least 60 days prior to the proposed prepayment date. The notice shall specify the date of such prepayment, the principal amount of the Debentures to be prepaid on such date and that such prepayment is to be made pursuant to this
Section 4(c). Notice of prepayment having been given as aforesaid, the prepayment price calculated as set forth above shall become due and payable on such prepayment date.


                  5. Conversion. (a) Subject to and upon compliance with the provisions hereof, the Holder of this Debenture shall have the right, at such Holder's option, at any time, to convert all or any part of the principal amount of such Debenture into shares of the Company's Common Stock, par value $.10 per share ("Common Stock") at the price of $3.83 per share of Common Stock (such price being referred to herein as the "Initial Conversion Price"), or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then at the price as last adjusted and in effect at the date such Debenture is surrendered for conversion (such Initial Conversion Price or (if any adjustment has been made pursuant to this Section 5) such price as last adjusted, as the case may be, being referred to herein as the "Conversion Price").


                  (b) To exercise such conversion right, the Holder hereof shall surrender (in person or by mail) this Debenture to the Company at its office at 105 Madison Avenue, New York, New York 10016 to the attention of President (or such other office or agency as the Company may designate by notice in writing to the Holder of this Debenture), together with a written notice that the Holder elects to convert this Debenture, or a specified principal amount thereof, in accordance with the provisions of this Section 5. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued; provided, however, that if such name or names are other than that of the Holder, such issuance of Common Stock is permitted by applicable federal and state securities laws. This Debenture, upon its surrender for conversion, shall be accompanied by the necessary instruments of transfer thereof.

                  (c) Promptly after the receipt of the written notice referred to in subsection (b) and surrender of this Debenture as aforesaid, the Company shall issue and deliver to such Holder, registered in such name or names as such Holder may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Debenture (or specified portion thereof), bearing any required restrictive legend (including, without limitation, legends pertaining to the applicable provisions of the federal securities laws and, if applicable, legends pertaining to the Company's Rights Agreement and Note Rights Agreement). To the extent permitted by law, such conversion shall be deemed to have been effected and the conversion price shall be determined as of the close of business on the date by which both (i) such written statement shall have been received by the Company and (ii) this Debenture shall have been surrendered as aforesaid, and at such time the rights of the Holder of this Debenture (or specified portion thereof) as such Holder shall cease (or shall cease with respect to the specified portion being converted, as applicable), and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall then be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby on the next succeeding date on which the transfer books of the Company are open.

                  (d) No fractional shares shall be issued upon conversion of the Debenture and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Company shall pay in cash all interest accrued and unpaid on the Debenture or specified portion thereof surrendered for conversion to the date upon which the conversion is deemed to take place as provided in subsection (c) above. If the Debenture is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in principal amount equal to the unconverted portion of the Debenture and bearing interest from the date to which interest has been paid on the Debenture (other than pursuant to the next preceding sentence hereof). If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subsection (d), be deliverable upon the conversion of the Debenture, the Company shall, in lieu of delivering the fractional share therefor, pay to the Holder surrendering the Debenture an amount in cash equal to such fractional interest multiplied by the Conversion Price.

                  (e) (i) If the Company shall at any time or from time to time after the Closing Date, issue any shares of Common Stock, or preferred stock, warrants, options, rights, or other securities convertible into or exchangeable or exercisable for shares of Common Stock, in each case other than Excluded Stock, without consideration or for consideration per share less than the prevailing Deemed Conversion Price, then the Deemed Conversion Price and the Conversion Price in effect immediately prior to each such issuance shall each forthwith (except as provided in this subsection (e)) be adjusted as follows:

                           (A) the Deemed Conversion Price shall be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) below and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately prior to such issuance multiplied by the Deemed Conversion Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately after the issuance of such Common Stock.

                           (B) the Conversion Price shall be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) below and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately after the issuance of such Common Stock.

                  (ii) For the purposes of any adjustment of the Deemed Conversion Price and Conversion Price pursuant to clause (i), the following provisions shall be applicable:

                           (1) In the case of the  issuance of Common  Stock for
cash, the consideration shall be deemed to be the amount of cash received by the Company therefor.

                           (2) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration as determined in the good faith judgment of the Board of Directors.

                           (3) In the case of the  issuance  of (x)  options  to
purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                    (A) the aggregate  maximum  number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (a) and (b) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (B) the aggregate  maximum  number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (1) and (2) above);

                                    (C) on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Deemed Conversion Price and Conversion Price shall each forthwith be readjusted to such Deemed Conversion Price and Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                                    (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Deemed Conversion Price and Conversion Price shall each forthwith be readjusted to such Deemed Conversion Price and Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                  (iii) If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, such Deemed Conversion Price and Conversion Price shall each be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Debenture shall be increased in proportion to such increase in outstanding shares.

                  (iv) If, at any time after the Closing Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Deemed Conversion Price and Conversion Price shall each be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Debenture shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In case of any capital reorganization, any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation, merger (including a merger in which the Company is the surviving entity) or a sale or other disposition of all or substantially all of the Company's assets, this Debenture shall (in lieu of being convertible into shares of Common Stock) after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the company resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable
(immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of the Debenture would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this paragraph shall similarly apply to successive reorganizations or reclassifications.

                  (vi) All calculations under this subsection (e) shall be made to the nearest cent ($.01) or to the nearest one-tenth of a share, as the case may be.

                  (vii) In any case in which the  provisions of this  subsection
(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may, until the occurrence of such event, defer issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Whenever the Deemed  Conversion Price and Conversion Price
shall be adjusted as provided in subsection (e) above, the Company shall forthwith provide to the Holder of this Debenture an Officer's Certificate showing in detail the facts requiring such adjustment and the Deemed Conversion Price and Conversion Price that shall be in effect after such adjustment. Such statement shall be sent by first-class, certified mail, return receipt requested, postage prepaid, to such Holder at the address for payment of this Debenture or at such other address as the Holder shall specify. Where appropriate, such statement may be given in advance and may be included as part of a notice required to be mailed under the provisions of subsection (g) below.

                  (g) In the event the Company shall propose to take any action of the types described in clause (v) of subsection (e), the Company shall give notice to the Holder of this Debenture, in the manner set forth in subsection
(f) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Deemed Conversion Price and Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of any Debenture. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of this Debenture; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Debenture in respect of which such shares are being issued.

                  (i) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures sufficient shares to provide for the conversion of the entire outstanding balance of this Debenture. The Company shall cause all such reserved shares of Common Stock to be listed on any national securities exchange or NASDAQ where the Common Stock is principally traded. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and non-assessable and free from all taxes, liens or charges with respect thereto created or imposed by the Company.

                  (j) The Company will not close its books against the issuance or transfer of any shares of Common Stock issuable upon conversion of this Debenture.

                  6. Affirmative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph are for the benefit of each Holder of this Debenture.

                  (a) The Company covenants that it will deliver to the Holder of this Debenture:

                           (i) at the request of the Holder, within 30 days after the end of each month (other than the last month) beginning August 1996 in each fiscal year, the consolidated statements of income and changes in cash flow of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (except that the footnotes thereto may not have been prepared in accordance with GAAP or may be omitted) on a basis consistent with the last financial statements delivered pursuant to subparagraph (iii) and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

                           (ii) within 45 days after the end of each quarterly accounting period (other than the last quarterly accounting period) in each fiscal year, or at such later time as the same may be filed with the Commission, a copy of the Company's Form 10-Q for such quarterly accounting period filed with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"), or if the Company shall not be required to file such Form for such period, consolidated statements of income, changes in stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures (commencing with the three-month period ended September 1, 1996) for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (except that the footnotes thereto may not have been prepared in accordance with GAAP or may be omitted) on a basis consistent with the last financial statements delivered pursuant to subparagraph (iii) below, and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

                           (iii) within 90 days after the end of each fiscal year, or at such later time as the same may be filed with the Commission, a copy of the Company's Form 10-K for such fiscal year filed with the Commission under the 1934 Act, or if the Company shall not be required to file such Form for such period, consolidated statements of income, changes in stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, and accompanied by a report, with respect to the consolidated financial statements, of independent public accountants of recognized national standing selected by the Company (which, for this purpose, shall be deemed to include Grant Thornton), whose report shall state that such consolidated financial statements present fairly in all material respects the financial condition of the Company and its Subsidiaries in accordance with GAAP and that the examination by such accountants has been made in accordance with generally accepted auditing standards;

                           (iv) if requested by the Holder, by the end of each fiscal year, a budget of the Company for the following fiscal year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, presented in reasonable detail and in accordance with past practice, and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company;

                           (v) promptly upon transmission thereof, copies of all financial statements, information circulars and reports as the Company shall send to its stockholders (as such) and copies of all registration statements and prospectuses (without exhibits) and all reports which it or any of its officers or directors file with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed, and copies of all press releases and other statements made available generally by the Company and its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

                           (vi) if requested by the Holder, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries, promptly upon receipt thereof; and

                           (vii)   with   reasonable   promptness,   such  other
         financial and/or operating data as the Holder of this Debenture may reasonably request.

         Together with each delivery of financial statements required by clauses
         (ii) and (iii) above, the Company will deliver to the Holder of this Debenture an Officer's Certificate stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. The Company also covenants that promptly upon the discovery by an officer of the Company or of any of its Subsidiaries of any Event of Default or Default, it will deliver to the Holder of this Debenture an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto.

                  (b) The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Company covenants that it will, upon reasonable advance notice, permit any Person representing the Holder of this Debenture and designated in writing by such Holder, at the Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate, financial and operating records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and as often as the Holder may reasonably request.

                  (c) The Company covenants that it will comply, and will cause each of its Subsidiaries to comply, with all applicable governmental laws, rules, regulations and orders and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies thereof or of jurisdictions in which it or any of its Subsidiaries carries on business required in respect of the operations of the Company except for those with which the failure to comply or maintain would not have a material adverse effect on the business, prospects, operating results or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); provided that this subsection (c) shall not prevent the Company or any of its Subsidiaries from contesting in good faith the validity or application of any such laws or regulations or the requirement to obtain or maintain any licenses, permits and approvals by appropriate legal proceedings diligently pursued.

                  (d)  Promptly  (and in any  event  within  30 days)  after the
Company or any of its ERISA Affiliates knows or, in the case of a single-employer Pension Plan, has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its ERISA Affiliates will or may incur any liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any
(i) event requiring the Company or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder for which a statutory or administrative exemption is not available,
(iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by the Company or any ERISA Affiliate, any Pension Plan administrator or any combination of the foregoing, (iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by the Company or an ERISA Affiliate from any multi-employer Pension Plan, (vi) institution of proceedings by a fiduciary of any Pension Plan against the Company or any Code Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of the Company or a Code Affiliate to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date, (viii) application by the Company or a Code Affiliate for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (ix) "reorganization" (as defined in
Section 418 of the Code or Title IV of ERISA) of any Pension Plan which is a multi-employer Pension Plan, the Company will deliver to the Holder of this Debenture a certificate of the chief financial officer of the Company on behalf of the Company setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company or its ERISA Affiliates, with the PBGC or (b) received by the Company or its ERISA Affiliates from any plan administrator of a multi-employer or other Pension Plan not under their control. The Company shall furnish to the Holder of this Debenture, a copy of each annual report (Form 5500 Series) of any Pension Plan received or prepared by the Company or any of its ERISA Affiliates. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its ERISA Affiliates, as the case may be.

                  (e) The Company covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Company and its Subsidiaries (except that the corporate existence of any of its Subsidiaries may be terminated if such termination is, in the judgment of the Board of Directors of the Company, in the best interest of the Company and is not materially disadvantageous to the Holder of this Debenture or any securities issued in exchange therefor or upon conversion thereof and nothing contained herein shall prevent the Company, subject to Section 7 below, from merging or consolidating into or with another corporation or dissolving following its complete liquidation).

                  (f) The Company covenants that it shall cooperate with the Holder of this Debenture and execute such further instruments and documents as the Holder shall reasonably request to carry out the matters contemplated by this Debenture, the Agreement, the Intercreditor Agreement and the Registration Rights Agreement.

                  (g) The Company shall give prompt notice to the Holder of this Debenture of the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the 1934 Act relating to any class of equity securities of the Company and the effectiveness of such Exchange Act Registration Statement and the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as the Company has a class of equity securities required to be registered under the 1934 Act, the Company shall (i) comply with the reporting requirements of the 1934 Act, (ii) comply with all requirements of the Commission that are a condition to the ability of the Company to satisfy its obligations under the Registration Rights Agreement (including, without limitation, the ability of the Company to file a shelf registration statement with respect to the Registrable Securities thereunder), and (iii) comply with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of any shares of Common Stock issuable upon conversion of the Debentures by the Holder. The Company shall cooperate with the Holder of this Debenture in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof or otherwise) for the sale of shares of Common Stock issuable upon conversion of this Debenture.

                  (h)  The  Company   covenants  that  it  shall  not  file  any
registration statement under the 1933 Act covering any securities unless it shall first have given the Holder of this Debenture written notice thereof. The Company further covenants that such Holder shall have the right, at any time when it may be deemed by the Company to be a controlling person of the Company, to participate in the preparation of such registration statement (regardless of whether or not the Holder will be a selling security holder in connection with such registration statement) and to recommend the insertion therein of material furnished to the Company in writing which in such Holder's judgment should be included, provided that control of the preparation and contents of such registration statement shall remain at all times with the Company and its counsel. In connection with any registration statement referred to in this subsection (h), the Company will indemnify the Holder, its partners, officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by the Holder expressly for use in such registration statement. If, in connection with any such registration statement, the Holder shall furnish written information to the Company expressly for use in the registration statement, such Holder will indemnify the Company, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Company within the meaning of the 1933 Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Holder for use therein. The provisions of this subsection (h) are in addition to, and not in limitation of, the provisions of the Registration Rights Agreement. The indemnification provisions set forth in the Registration Rights Agreement shall apply to indemnification under this subsection (h) as if set forth fully herein.

                  (i) The Company covenants that all Common Stock that may be issued upon the conversion of this Debenture will, upon issuance and upon full payment therefor, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which this Debenture may be converted, the Company will at all times have authorized and reserved for issuance upon conversion a sufficient number of shares of Common Stock to permit the conversion of this Debenture.

                  (j) The Company covenants and agrees that it will, at its expense, use its best efforts to cause the shares of Common Stock issuable from time to time upon conversion of this Debenture to be approved for listing on each national securities exchange or NASDAQ on which the Common Stock is regularly traded, subject to notice of issuance, and will provide prompt notice to each such exchange or NASDAQ of the issuance thereof from time to time.

                  (k) In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Debenture may be declared due and payable in the manner and with the effect provided in the Agreement. The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Debenture or the Agreement.

                  7. Negative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph are for the benefit of each Holder of this Debenture.

                  (a) The Company covenants that it will not incur, create, assume or suffer to exist any indebtedness for borrowed money or permit any of its Subsidiaries to do any of the foregoing, other than the following:

                           (i)  Senior Debt;

                           (ii) indebtedness represented by this Debenture and the 12.5% Convertible Subordinated Debenture of even date herewith in the original principal amount of $$1,591,850.00 (the "Other Debenture");

                           (iii) indebtedness issued in exchange for, or the proceeds of which are used to refinance, the Congress Mortgage (as defined in the Agreement), provided that the amount of such refinancing indebtedness does not (1) exceed the lesser of (A) $1,750,000, or (B) the amount of Senior Debt then secured by the Property, and (2) in any way impair the rights of the Holder under the Mortgage;

                           (iv)  indebtedness  permitted under  subsections (b),
         (c), (f), (h) and (i) (but, in connection with subsection (i), only with respect to the indebtedness referred to in subsection (c)) of
         Section 9.9 of the Current Senior Debt; and

                           (v) unsecured indebtedness for borrowed money of the Company in an amount not to exceed, in the aggregate, $1,000,000 which indebtedness by its terms is subordinated to the Debentures on terms no less favorable than the terms by which the Debentures are subordinated to the Senior Debt under the Intercreditor Agreement.

                  (b) The Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation if immediately after such merger or consolidation (and giving effect thereto) (i) a Default in the Company's obligations under this Debenture shall have occurred and be continuing, or (ii) the Company's Consolidated Tangible Assets Ratio, after giving pro-forma effect under generally accepted accounting principles to the transaction, shall be less than the Company's Consolidated Tangible Assets Ratio. The Company further covenants that it will not, and will not permit any of its Subsidiaries to, acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person if immediately after such acquisition (and giving effect thereto) a default in the Company's obligations under this Debenture shall have occurred and be continuing.

                  (c) The Company covenants that it will not make, and will not permit any Subsidiary to make, any Restricted Payments.

                  (d) The Company covenants that it will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any loan or advance to, or guaranty, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person, except that the Company or any Subsidiary may:

                           (i) make or  permit to  remain  outstanding  loans or
advances to any Subsidiary or, as to a Subsidiary, any such loan or advance to the Company;

                           (ii) own,  purchase or acquire stock,  obligations or
securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

                           (iii) own,  purchase or acquire (1) commercial  paper
rated P-l by Moody's Investors Service Inc. or A-l by Standard & Poor's Corporation on the date of acquisition, (2) certificates of deposit and repurchase obligations of United States commercial banks (having a combined capital and surplus in excess of $500,000,000), (3) obligations of or guaranteed by the United States government or any agency thereof, and (4) money market funds organized under the laws of the United States or any state thereof that invest substantially all of its assets in any of the types of investments described in clauses (1), (2) or (3) of this clause (iii);

                           (iv) endorse negotiable instruments for collection in
the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

                           (v) guarantee  obligations  of any  Subsidiary or the
Company, so long as such obligations are not created, incurred or assumed in violation of subsection (a) hereof;

                           (vi) in addition to those permitted by  subparagraphs
(i) through (v) of this subsection (d), make and permit to remain outstanding loans and advances to, and guarantee, endorse and otherwise be or become contingently liable in connection with the obligations, stock and dividends of, and own, purchase or acquire any stock, obligations and securities of, and make capital contributions to and other Investments in, any other Person provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of such contingent liabilities, plus the aggregate amount of Investments (at original cost) in such stock, obligations and securities, plus the aggregate amount of such capital contributions and other Investments shall not exceed $250,000 at any one time outstanding.

                  (e) The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company, as the case may be, than those that would be obtainable at the time from any Person who is not such a holder or Affiliate, excluding such transactions as exist on the date hereof and except that, in the ordinary course of business and with the approval of a majority of the members of the Board of Directors, the Company may (i) incur Indebtedness in accordance with subsection (a) hereof, (ii) make loans, advances and Investments in accordance with subsection (d) hereof, (iii) amend, extend or supplement any existing agreement with any such holder or Affiliate, and (iv) enter into employment agreements, grant employee discounts and grant stock options to the Company's officers and directors.

                  (f) Except pursuant to a transaction which constitutes a Change of Control, the Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock or otherwise), in any single or related series of sales, dispositions or conveyances, any assets of the Company or any Subsidiary (other than any sales or transfers by a Subsidiary to the Company or to another Subsidiary or by the Company to a Subsidiary and dispositions of inventory in the ordinary course of business or in connection with the making of Investments and guarantees permitted by subsection (d)) if the aggregate fair market value (determined in good faith by the Board of Directors of the Company) of all assets so sold, disposed of or conveyed by the Company and its Subsidiary after the date hereof would exceed 25% of the total consolidated assets of the Company as of the end of the most recently ended fiscal quarter. Nothing in this clause
(f) shall, however, be deemed to preclude the Company from disposing of the undeveloped land included in, or adjacent to, the Property.

                  (g) The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold and less than all shares of stock and Indebtedness of any Subsidiary may be sold for a cash consideration which represents the amount or value of the investment originally made by the Company in such shares and Indebtedness, provided that such sale or disposition does not violate any other provision hereof and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this subsection (g)). Nothing in this clause (g) shall, however, be deemed to prohibit the Company from pledging any shares of stock or Indebtedness of any Subsidiary to secure Senior Debt.

                  (h) The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof and any businesses or activities substantially similar or related thereto.

                  8. Events of Default. (a) If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                           (i) the Company defaults in the payment of any principal of or premiums on this Debenture or the Other Debenture or any mandatory prepayment of this Debenture or the Other Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                           (ii) the Company defaults in the payment when due of any interest on this Debenture or the Other Debenture, and such default remains uncured for a period of 10 days; or

                           (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created and the effect of such default or failure is to cause, or the holder or holders of such obligation (or a trustee on behalf of such holder or holders), as a consequence of such default or failure shall take action to cause, such obligation to become due prior to any stated maturity; provided that the aggregate amount of all obligations as to which such acceleration shall occur is equal to or greater than $250,000; or

                           (iv) any representation or warranty made by the Company in the Agreement shall be false in any material respect on the date as of which made; or

                           (v) the Company defaults in the performance or observance of any agreement, term or condition contained herein, or in the Agreement or the Registration Rights Agreement and any such default shall not have been remedied within 30 days after the existence of the facts and circumstances constituting such default shall first become known to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company; or

                           (vi)   the   Company   or  any  of  its   Significant
         Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                           (vii) any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                           (viii)  the  Company  or any  Significant  Subsidiary
         petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                           (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                           (x) any order, judgment or decree is entered in any proceedings against the Company or any of its Significant Subsidiaries decreeing the dissolution of the Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xi) any order, judgment or decree is entered in any proceedings against the Company or any of its Significant Subsidiaries decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of substantial assets of the Company and its Significant Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xii) a judgment in an amount in excess of $250,000 is rendered against the Company or any of its Significant Subsidiaries and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, such judgment is not discharged;

                           (xiii) any Pension Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject of termination proceedings under ERISA, or the Company or Subsidiary or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of any Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan which, if incurred, could have a material adverse effect upon the business, operations or financial condition of the Company or a Subsidiary of the Company, or the Company or a Subsidiary has engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which could have a material adverse effect upon the business, operations or financial condition of the Company or any Subsidiary of the Company; or

                           (xiv) a sale or transfer of fee title to all or any portion of the Property to any Person other then the Company or a Subsidiary or as allowed by Section 7(f) hereof; a condemnation or taking of the Property by any federal, state or local governmental or municipal authority for any reason, including without limitation, eminent domain), which condemnation or taking is reasonably likely to have a material adverse effect on the fair market value of the Property (after giving effect to any award payable to the Company as a result of such condemnation or taking, the proceeds of which have been paid by the Company to the Holder); any damage to, or loss or destruction of, or other event occurring with respect to all or any material portion of the Property which is reasonably likely to have a material adverse effect on the fair market value of the Property (after giving effect to any insurance proceeds payable to the Company with respect to such damage, loss or destruction which, in turn, have been paid by the Company to the Holder); the Company entering into a Capitalized Lease Obligation with respect to all or any portion of the Property, unless the tenant is a Subsidiary; the abandonment or cessation of any material operations at the Property; title to the Property becomes subject to any material Lien or encumbrance which is senior or pari passu to the Mortgage, other than the Congress Mortgage, a mortgage securing Senior Debt or Debt the incurrence of which is permitted under
         Section 7(a)(iii) hereof; or the Company breaches any representation, warranty or covenant under the Mortgage.


then (A) upon the occurrence of any Event of Default described in the foregoing clauses (vi), (vii), (viii), (ix), (x) or (xi), the unpaid principal amount of and accrued interest on this Debenture shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (B) upon the occurrence of any other Event of Default, the Holder of this Debenture may, at its option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all amounts due under this Debenture to be forthwith due and payable together with interest accrued thereon.

                  (b) If any Event of Default shall occur and be continuing, the Holder of this Debenture may proceed to protect and enforce its rights under this Debenture by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture. No remedy conferred in this Debenture upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                  (c) Notwithstanding the foregoing, the Holder of this Debenture hereby agrees to rescind any acceleration (the "Debenture Acceleration") exercised with respect to an Event of Default under subparagraphs 8(a)(ii) or 8(a)(iii) occurring on or after the Company's receipt of a notice of default under any Indebtedness (a "Default Notice"), provided that (i) within 179 days following receipt of such Default Notice (the "179-Day Period") any acceleration of Indebtedness (the "Primary Default") triggering the Debenture Acceleration shall have been rescinded or the Indebtedness creating the Primary Default shall have been repaid, (ii) upon the termination of the 179-Day Period, the Company has made all payments when due of interest and prepayments, if any, in respect of this Debenture and the Other Debenture (without regard to acceleration thereof) up to and including such date, (iii) upon the termination of the 179-Day Period no Event of Default (except the Event of Default resulting in the Debenture Acceleration) exists under this Debenture and the Other Debenture, and (iv) no other holder of any Indebtedness of the Company or any Subsidiary shall have accelerated such Indebtedness, unless such acceleration has been rescinded or such Indebtedness, if Senior Debt, shall have been repaid prior to the termination of the 179-Day Period.

                  9. Definitions. For the purpose of this Debenture, and in addition to terms defined elsewhere in this Debenture, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

                           "Affiliate" shall mean, with respect to any Person, a
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, except a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                           "Business  Day"  shall  mean  any day  which is not a
Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

                           "Capitalized Lease Obligations" shall mean all rental
obligations which, under GAAP in effect on the day such obligation is incurred, are required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                           "Change of  Control"  shall mean any  transaction  or
series of transactions in which (i) any Person (other than Holder of any Affiliate of Holder) (A) who beneficially owns on the date hereof less than 5% of the outstanding Common Stock of the Company acquires beneficial ownership of 25% or more of the Company's outstanding Common Stock (on a fully-diluted basis), whether by merger, consolidation, issuance of Common Stock, purchase of Common Stock or otherwise, or (B) acquires the right, directly or as part of a group, to elect or appoint, or direct the election or appointment of, two or more directors of the Company, (ii) the sale (whether by merger, consolidation or otherwise) of all or substantially all of the Company's consolidated assets or (iii) the liquidation of the Company. For purposes of this definition, the term "beneficial ownership" shall be defined in accordance with the provisions of Rule 13d-3 promulgated by the Commission under the 1934 Act.

                           "Code" shall mean the Internal Revenue Code of 1986.

                           "Commission"  means the United States  Securities and
Exchange Commission.

                           "Common Stock" shall mean any of the shares of Common
Stock, par value $.01 per share, of the Company.

                           "Congress  Mortgage"  shall  mean the Deed to  Secure
Debt, Security Agreement and Assignment of Leases and Rents with respect to the Property in favor of Congress.

                           "Consolidated  Net Worth"  shall  mean the  Company's
consolidated shareholders' equity determined in accordance with generally accepted accounting principles.

                           "Consolidated  Tangible  Assets" shall mean the gross
book value (without deduction for reserves for depreciation, obsolescence, depletion or amortization of any other reserves provided in accordance with generally accepted accounting principles) of all of the property, both real and personal, of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) the gross book value of all of the licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles of the Company,
(ii) unamortized Debt discount and expense of the Company, and (iii) prepaid expenses of the Company, each item referred to in clauses (i), (ii) and (iii) determined as at such date on a consolidated basis in accordance with generally accepted accounting principles.

                           "Consolidated  Tangible  Assets Ratio" shall mean the
quotient obtained by dividing the Company's Consolidated Tangible Assets by its Consolidated Net Worth, in each case as reflected on the Company's consolidated balance sheet prepared in accordance with generally accepted accounting principles as of the end of the most recent fiscal quarter.

                           "Conversion  Price" shall mean the price at which the
Debentures  are  convertible  into Common Stock  determined in  accordance  with
Section 5 hereof.

                           "Current  Indebtedness" shall mean any obligation for
borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of creation thereof; provided that any obligation shall be treated as Funded Indebtedness, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Indebtedness, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

                           "Current  Senior Debt" means "Senior Debt" as defined
in the Intercreditor Agreement.

                           "Debt" means all Indebtedness of the Company.

                           "Deemed  Conversion Price" shall mean, as of the date
of this Debenture, $4.00 per share.

                           "ERISA"  shall mean the  Employee  Retirement  Income
Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Debenture and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                           "ERISA  Affiliate"  shall mean each trade or business
(whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of
Section 4001 of ERISA.

                           "Event  of  Default"  shall  mean  any of the  events
specified in paragraph 8, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                           "Excluded  Stock"  shall mean the number of shares of
Common Stock originally issuable pursuant to warrants and options to purchase shares of Common Stock, which warrants and options have been issued prior to the date hereof and are currently outstanding or the issuance of which is the subject of an existing obligation of the Company, provided however, that any shares issuable pursuant to such warrants and options as a result of any amendments or anti-dilution adjustments thereto shall not be deemed Excluded Stock.

                           "Funded  Indebtedness" shall mean and include without
duplication any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Indebtedness), which under GAAP is shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation and in any event excluding obligations relating to preferred stock).

                           "Indebtedness"  shall mean Funded Indebtedness and/or
Current Indebtedness.

                           "Intercreditor    Agreeement"    shall    mean    the
Intercreditor and Subordination Agreement, dated as of August 15, 1996, by and between Congress Financial Corporation and NAN Investors, L.P., as may be amended from time to time.

                           "Investment"  shall mean any stock or other security,
any loan, advance, contribution to capital, extension of credit (except for deferred franchise fees and trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other securities of or any equity interest in another Person or any integral part of any business or the assets comprising such business or part thereof if the aggregate consideration for such purchase, commitment or option was in excess of $50,000, and whether existing on the date of this Debenture or hereafter made.

                           "Lien"  shall  mean any  mortgage,  pledge,  security
interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction). Notwithstanding the foregoing, the term "Liens" shall not include
(a) liens for taxes not delinquent or for taxes being diligently contested in good faith by the Company provided appropriate reserves shall have been created therefore in accordance with GAAP; (b) mechanics', artisans', materialmans', landlords', carriers', and other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by the Company; (c) deposits of funds to secure obligations under workman' compensation laws, unemployment insurance or similar legislations; (d) deposits of funds to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases or subleases made in the ordinary course of business to which the Company is a party as lessee or sublessee; (e) deposits of funds to secure public or statutory obligations of the Company; (f) deposits of funds to secure surety, appeal or customs bonds in proceedings to which the Company is a party; (g) statutory landlord's liens relating to leases or subleases to which the Company is a party as lessee or sublessee; (h) liens arising out of judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceeding for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided appropriate reserves shall have been created therefor in accordance with GAAP; (i) purchase money security interests in equipment of the Company (including leases intended as security), provided that any such security interest attaches to no property of the Company other than the Equipment (and the proceeds thereof) the acquisition cost of which is secured by such security interest, and provided that any such security interest secures no obligations of the Company other than the Company's obligations in connection with the acquisition of such equipment; and (j) security interests securing the Company 's reimbursement obligations under letters of credit for the purpose of securing the unpaid purchase price of inventory purchased by the Company.

                           "Mortgage"  shall  mean  the  Deed  to  Secure  Debt,
Security Agreement and Assignment of Leases and Rents with respect to the Property in favor of the Holder of this Debenture, a form of which is annexed hereto.

                           "Officer's  Certificate"  shall  mean  a  certificate
signed in the name of the Company, by its President and Chief Financial Officer.

                           "PBGC"  shall  mean  the  Pension  Benefit   Guaranty
Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

                           "Pension Plan" shall mean any multi-employer  plan or
single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the date of this Agreement) by the Company or an ERISA Affiliate for employees of the Company, any of its Subsidiaries or any ERISA Affiliates.

                           "Person"  shall  mean and  include an  individual,  a
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           "Property"   shall  mean  the  152,446   square  foot
industrial building located on approximately 25 acres of land at 200 Cook Street, City of Cartersville, Bartow County, Georgia, fee title to which is owned by the Company.

                           "Registration   Rights   Agreement"  shall  mean  the
registration rights agreement, in the form of Exhibit ___ to the Agreement, entered into by the Company and NAN Investors, L.P., dated as of the date hereof.

                           "Reportable  Event" shall mean an event  described in
Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

                           "Restricted  Payment" means (i) any dividend or other
distribution on any shares of the capital stock (except dividends or distributions payable solely in shares of such capital stock) of the Company or any Subsidiary (other than distributions on shares of capital stock held by the Company), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Company or (b) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Company, except for repurchases of employee stock options to acquire Common Stock from Persons (other than Senior or Executive Employees) who cease to be employed by the Company or any of its Subsidiaries, (iii) any payment permitted under Section 9(d) of the Current Senior Debt, or (iv) any agreement to do any of the foregoing or setting aside any amount with respect to any of the foregoing.

                           "Senior Debt" means (i) Current  Senior Debt and (ii)
any Debt provided by an institutional asset-based lender on similar terms, conditions and advance rates as those provided under the Current Senior Debt, the proceeds of which are used (among other things) to repay and permanently reduce all outstanding and available amounts under the Current Senior Debt and any other Senior Debt.

                           "Significant  Subsidiary" has the meaning ascribed to
such term in Regulation S-X (17 C.F.R. Part 210).

                           "Single-Employer  Pension  Plan" shall mean a Pension
Plan which is a "single-employer plan" as defined in Section 4001 of ERISA.

                           "Subsidiary"  shall mean any  corporation  or similar
entity, all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries.

                           10. Miscellaneous. (a) The Company agrees to pay, and
save the Holder harmless against liability for the payment of, all costs and expenses, including attorneys' fees, incurred by the Holder (i) in enforcing any of its rights hereunder, including without limitation costs and expenses incurred in any bankruptcy case, (ii) in connection with the conversion provisions of this Debenture, (iii) in connection with any other agreement or instrument to be executed and delivered in connection with this Debenture, including without limitation, in connection with any subsequent modification hereof or waiver or consent hereunder regardless of whether any such modification or waiver or consent becomes effective, or (iv) in connection with the execution, delivery or acquisition of any capital stock or Debentures issued under or pursuant to this Debenture. The obligations of the Company under this subsection (a) shall remain in force and effect for as long as this Debenture is outstanding and shall survive the transfer of any thereof.

                           (b) This Debenture may not be amended and the Company
may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company shall have first obtained the Holder's written consent to such amendment, action or omission.

                           (c)  This  Debenture  is  issuable  as  a  Registered
Debenture transferable only in whole by endorsement and delivery. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Debenture. Upon surrender for registration of transfer of the Debenture at such office, the Company shall, at its expense, execute and deliver a replacing Debenture of like tenor and of a like aggregate principal amount which replacing Debenture shall be a Registered Debenture. If this Debenture is presented or surrendered for registration of transfer, it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of this Debenture, or his attorney duly authorized in writing. A Debenture issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Debenture, the Company will make and deliver a replacing Debenture of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture.

                           (d)  Any   Debenture   issued  in  exchange   for  or
replacement of this Debenture shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

                           "This Debenture has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or otherwise disposed of in the absence of such registration or any exemption therefrom under said Act and such laws and the respective rules and regulations thereunder.

                           This Debenture is subject to the terms and conditions of an Intercreditor and Subordination Agreement, dated as of August __, 1996, between Congress Financial Corporation ("Congress") and NAN Investors, L.P., as may be amended from time to time (the "Intercreditor Agreement"), and is subordinate in right of payment to the Senior Debt (as therein defined)."

                           (e)  Prior to due  presentment  for  registration  of
transfer, the Company may treat the Person in whose name this Debenture is registered as the owner and holder of this Debenture for the purpose of receiving payment of principal of (and premium, if any) and interest on this Debenture and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

                           (f)  Except  as  otherwise   provided   herein,   all
covenants and agreements in this Debenture contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                           (g)  All   notices,   requests,   demands   or  other
communications provided for hereunder shall be in writing and shall be hand delivered, sent by postage prepaid, registered or certified mail, return receipt requested, expedited package delivery service or text facsimile transmission, to the applicable party at the addresses indicated below:

                  If to Holder, to:

                           NAN Investors, L.P.
                           c/o Fundamental Capital Corp.
                           291 Ocean Avenue
                           Lawrence, New York 11559

                  with a copy to:

                           Yaacov M. Gross
                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022.

                  If to the Company, to:

                           Nantucket Industries, Inc.
                           105 Madison Avenue
                           New York, New York 10016
                           Attention: Chief Executive Officer

                  with a copy to:

                           Lane Altman & Owens LLP
                           101 Federal Street
                           Boston, Massachusettes 02110
                           Attention: Robert M. Rosen, Esq.



or to such other address with respect to any party as such party shall notify the other in writing; provided, however, that any such communication to the Company may also, at the option of the Investor, be either delivered to the Company at the Company's address set forth above or to the President or Chief Financial Officer of the Company. All such notices, requests, demands and other communications shall be effective on (i) the date received, if personally delivered, (ii) the date of posting if sent by mail, (iii) the date of delivery to the expedited package delivery service, or (iv) the date of transmission with confirmation answer back if sent by fax.

                           (h) This Debenture is intended to be performed in the
State of New York, and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State.



                                                  NANTUCKET INDUSTRIES, INC.



                                                  By:/s/ Ron Hoffman
                                                  ---------------------------
                                                  Title: VP-Finance




ATTEST:


/s/Bob Rosen
- ---------------------------
Title: Asst. Secy

                                                                      EXHIBIT AA




                  THIS  DEBENTURE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

                  THIS DEBENTURE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF AUGUST 15, 1996, BETWEEN CONGRESS FINANCIAL CORPORATION ("CONGRESS") AND NAN INVESTORS, L.P. (THE "INTERCREDITOR AGREEMENT") AND IS SUBORDINATE IN RIGHT OF PAYMENT TO THE SENIOR DEBT (AS THEREIN DEFINED).





                           NANTUCKET INDUSTRIES, INC.

                    12.5% Convertible Subordinated Debenture

                               due August 15, 2001



R____________

$1,591,850                                                       August 15, 1996



                  FOR VALUE RECEIVED, the undersigned, NANTUCKET INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), hereby promises to pay to NAN INVESTORS, L.P., a Delaware limited partnership, or registered assigns ("Holder"), the principal sum of ONE MILLION FIVE HUNDRED NINETY ONE THOUSAND EIGHT HUNDRED FIFTY DOLLARS ($1,591,850.00) on August 15, 2001, with interest on the unpaid balance thereof accruing at the rate of 12.5% per annum (computed on the basis of a 360-day year 30-day month) compounded semi-annually and payable semi-annually in arrears on February 15th and August 15th (or the next business day if such day is not a business day) of each year during the term hereof.

                  Payments of both principal and interest are to be made at the offices of Fundamental Capital Corp., 291 Ocean Avenue, Lawrence, New York 11559 or at such other place as the Holder hereof shall designate to the Company in writing. All payments shall be in lawful money of the United States of America in immediately available funds.

                  1. Relationship to Agreement. This Debenture is issued pursuant to a Common Stock and Convertible Subordinated Debenture Purchase Agreement, dated as of August 13, 1996 (the "Agreement"), between the Company and the Investor named on the signature page thereof and is entitled to the benefits of the Agreement.

                  2. Transfer. This Debenture is a registered Debenture, and (subject to the provisions of Section 3 below) upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or his attorney duly authorized in writing, a new Debenture for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  3. Mortgage and Subordination. (a) In order to secure the due and punctual payment of all amounts under this Debenture, and the performance of all other obligations of the Company hereunder, the Company has, simultaneously with the execution hereof, entered into the Mortgage, pursuant to which the Company has granted a valid, binding and enforceable Lien on the Property, senior to any other Lien or encumbrance relating to the Property but subject and subordinate to the Congress Mortgage, for the pari passu benefit of the Holder of this Debenture and the holder of the Other Debenture, pursuant to the terms of the Mortgage.

                  (b) The Company shall, at its sole cost and expense, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) or refiling under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under the Mortgage, from time to time, in order to grant and maintain a valid and perfected first priority Lien on the Property in favor of the Holder of this Debenture for the pari passu benefit of the Holder of this Debenture and the holder of the Other Debenture, subject only to the Lien arising pursuant to the Congress Mortgage, and to fully preserve and protect the rights of the Holder of this Debenture.

                  (c) The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Debenture, the Other Debenture and the Mortgage, any amendments thereto and any other instruments of further assurance.

                  (d) In the event (i) the Holder shall receive any written request from the Company under this Debenture or the Mortgage for consent or approval with respect to any matter or thing relating to the Property or the Company's obligations with respect thereto, or (ii) there shall be due to or from the Holder of this Debenture under the provisions of this Debenture or the Mortgage any performance or the delivery of any instrument, or (iii) the Holder of this Debenture shall become aware of any covenant or breach of any representation or warranty of the Company set forth in this Debenture with respect to the Property or in the Mortgage, then in each such event the Holder shall be entitled, at the expense of the Company, to hire experts, consultants, agents and attorneys to advise the Holder on the manner in which the Holder should respond to such request or render any requested performance or response to such nonperformance or breach.

                  (e) Notwithstanding anything in the foregoing or elsewhere in this Debenture to the contrary, this Debenture is subject to the terms and conditions of the Intercreditor Agreement, the terms of which are deemed to be incorporated herein. Payment of principal, premium (if any) and interest in respect of this Debenture are subordinate, to the extent set forth in the Intercreditor Agreement, to all principal of and interest on Senior Debt (regardless of whether the holder of Senior Debt is party to such Intercreditor Agreement). The Transfer of this Debenture is subject to certain restrictions under the Intercreditor Agreement.

                  4. Prepayments. (a) This Debenture shall be subject to prepayment only as set forth in subsection (b) below.

                  (b) Upon a Change of Control the Company shall, at the option of the Holder (which shall be exercised within fifteen (15) days of receipt by Holder of written notice from the Company of such Change of Control as described below), prepay on such date all or any part of the Debentures then outstanding at a price equal to 125% of the aggregate principal amount thereof, together with interest accrued and unpaid thereon up to and including the prepayment date. The Company shall give the Holder at least thirty (30) days' prior written notice of such Change of Control so that such Holder may convert its Debentures prior to the Change of Control, provided however, that in the event of a Change of Control arising as a result of an acquisition of Common Stock other than from the Company, such notice shall be given within 10 days after the Company shall have received notice of such Change of Control.

                  (c) A Holder requesting prepayment shall furnish to the Company written notice of the proposed prepayment pursuant to this Section 4(c) at least 60 days prior to the proposed prepayment date. The notice shall specify the date of such prepayment, the principal amount of the Debentures to be prepaid on such date and that such prepayment is to be made pursuant to this
Section 4(c). Notice of prepayment having been given as aforesaid, the prepayment price calculated as set forth above shall become due and payable on such prepayment date.


                  5. Conversion. (a) Subject to and upon compliance with the provisions hereof, the Holder of this Debenture shall have the right, at such Holder's option, at any time after June 15, 1997, to convert all or any part of the principal amount of such Debenture into shares of the Company's Common Stock, par value $.10 per share ("Common Stock") at the price of $5.00 per share of Common Stock (such price being referred to herein as the "Initial Conversion Price"), or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then at the price as last adjusted and in effect at the date such Debenture is surrendered for conversion (such Initial Conversion Price or (if any adjustment has been made pursuant to this Section 5) such price as last adjusted, as the case may be, being referred to herein as the "Conversion Price").


                  (b) To exercise such conversion right, the Holder hereof shall surrender (in person or by mail) this Debenture to the Company at its office at 105 Madison Avenue, New York, New York 10016 to the attention of President (or such other office or agency as the Company may designate by notice in writing to the Holder of this Debenture), together with a written notice that the Holder elects to convert this Debenture, or a specified principal amount thereof, in accordance with the provisions of this Section 5. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued; provided, however, that if such name or names are other than that of the Holder, such issuance of Common Stock is permitted by applicable federal and state securities laws. This Debenture, upon its surrender for conversion, shall be accompanied by the necessary instruments of transfer thereof.

                  (c) Promptly after the receipt of the written notice referred to in subsection (b) and surrender of this Debenture as aforesaid, the Company shall issue and deliver to such Holder, registered in such name or names as such Holder may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Debenture (or specified portion thereof), bearing any required restrictive legend (including, without limitation, legends pertaining to the applicable provisions of the federal securities laws and, if applicable, legends pertaining to the Company's Rights Agreement and Note Rights Agreement). To the extent permitted by law, such conversion shall be deemed to have been effected and the conversion price shall be determined as of the close of business on the date by which both (i) such written statement shall have been received by the Company and (ii) this Debenture shall have been surrendered as aforesaid, and at such time the rights of the Holder of this Debenture (or specified portion thereof) as such Holder shall cease (or shall cease with respect to the specified portion being converted, as applicable), and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall then be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby on the next succeeding date on which the transfer books of the Company are open.

                  (d) No fractional shares shall be issued upon conversion of the Debenture and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Company shall pay in cash all interest accrued and unpaid on the Debenture or specified portion thereof surrendered for conversion to the date upon which the conversion is deemed to take place as provided in subsection (c) above. If the Debenture is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in principal amount equal to the unconverted portion of the Debenture and bearing interest from the date to which interest has been paid on the Debenture (other than pursuant to the next preceding sentence hereof). If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subsection (d), be deliverable upon the conversion of the Debenture, the Company shall, in lieu of delivering the fractional share therefor, pay to the Holder surrendering the Debenture an amount in cash equal to such fractional interest multiplied by the Conversion Price.

                  (e) (i) If the Company shall at any time or from time to time after the Closing Date, issue any shares of Common Stock, or preferred stock, warrants, options, rights, or other securities convertible into or exchangeable or exercisable for shares of Common Stock, in each case other than Excluded Stock, without consideration or for consideration per share less than the prevailing Deemed Conversion Price, then the Deemed Conversion Price and the Conversion Price in effect immediately prior to each such issuance shall each forthwith (except as provided in this subsection (e)) be adjusted as follows:

                           (A) the Deemed Conversion Price shall be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) below and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately prior to such issuance multiplied by the Deemed Conversion Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately after the issuance of such Common Stock.

                           (B) the Conversion Price shall be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) below and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subparagraph (3) of clause (ii) and any shares of Excluded Stock, all of which shall be deemed to have been issued (including, but not limited to, the shares of Common Stock issuable upon conversion of the Debentures)) immediately after the issuance of such Common Stock.

                  (ii) For the purposes of any adjustment of the Deemed Conversion Price and Conversion Price pursuant to clause (i), the following provisions shall be applicable:

                           (1) In the case of the  issuance of Common  Stock for
cash, the consideration shall be deemed to be the amount of cash received by the Company therefor.

                           (2) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration as determined in the good faith judgment of the Board of Directors.

                           (3) In the case of the  issuance  of (x)  options  to
purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                  (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (a) and (b) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                  (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (1) and
(2) above);

                  (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Deemed Conversion Price and Conversion Price shall each forthwith be readjusted to such Deemed Conversion Price and Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                  (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Deemed Conversion Price and Conversion Price shall each forthwith be readjusted to such Deemed Conversion Price and Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                  (iii) If the number of shares of Common Stock outstanding at any time is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, such Deemed Conversion Price and Conversion Price shall each be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Debenture shall be increased in proportion to such increase in outstanding shares.

                  (iv) If, at any time after the Closing Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Deemed Conversion Price and Conversion Price shall each be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Debenture shall be decreased in proportion to such decrease in outstanding shares.

                  (v) In case of any capital reorganization, any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation, merger (including a merger in which the Company is the surviving entity) or a sale or other disposition of all or substantially all of the Company's assets, this Debenture shall (in lieu of being convertible into shares of Common Stock) after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the company resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable
(immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of the Debenture would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this paragraph shall similarly apply to successive reorganizations or reclassifications.

                  (vi) All calculations under this subsection (e) shall be made to the nearest cent ($.01) or to the nearest one-tenth of a share, as the case may be.

                  (vii) In any case in which the  provisions of this  subsection
(e) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may, until the occurrence of such event, defer issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

                  (f) Whenever the Deemed  Conversion Price and Conversion Price
shall be adjusted as provided in subsection (e) above, the Company shall forthwith provide to the Holder of this Debenture an Officer's Certificate showing in detail the facts requiring such adjustment and the Deemed Conversion Price and Conversion Price that shall be in effect after such adjustment. Such statement shall be sent by first-class, certified mail, return receipt requested, postage prepaid, to such Holder at the address for payment of this Debenture or at such other address as the Holder shall specify. Where appropriate, such statement may be given in advance and may be included as part of a notice required to be mailed under the provisions of subsection (g) below.

                  (g) In the event the Company shall propose to take any action of the types described in clause (v) of subsection (e), the Company shall give notice to the Holder of this Debenture, in the manner set forth in subsection
(f) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Deemed Conversion Price and Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of any Debenture. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (h) The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of this Debenture; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Debenture in respect of which such shares are being issued.

                  (i) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures sufficient shares to provide for the conversion of the entire outstanding balance of this Debenture. The Company shall cause all such reserved shares of Common Stock to be listed on any national securities exchange or NASDAQ where the Common Stock is principally traded. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Company, be validly issued, fully paid and non-assessable and free from all taxes, liens or charges with respect thereto created or imposed by the Company.

                  (j) The Company will not close its books against the issuance or transfer of any shares of Common Stock issuable upon conversion of this Debenture.

                  6. Affirmative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph are for the benefit of each Holder of this Debenture.

                  (a) The Company covenants that it will deliver to the Holder of this Debenture:

                           (i) at the request of the Holder, within 30 days after the end of each month (other than the last month) beginning August 1996 in each fiscal year, the consolidated statements of income and changes in cash flow of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (except that the footnotes thereto may not have been prepared in accordance with GAAP or may be omitted) on a basis consistent with the last financial statements delivered pursuant to subparagraph (iii) and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

                           (ii) within 45 days after the end of each quarterly accounting period (other than the last quarterly accounting period) in each fiscal year, or at such later time as the same may be filed with the Commission, a copy of the Company's Form 10-Q for such quarterly accounting period filed with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"), or if the Company shall not be required to file such Form for such period, consolidated statements of income, changes in stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures (commencing with the three-month period ended September 1, 1996) for the corresponding period in the preceding fiscal year, all prepared in accordance with GAAP (except that the footnotes thereto may not have been prepared in accordance with GAAP or may be omitted) on a basis consistent with the last financial statements delivered pursuant to subparagraph (iii) below, and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company as fairly presenting the financial condition of the Company and its Subsidiaries, subject to the changes resulting from audit and year-end adjustments;

                           (iii) within 90 days after the end of each fiscal year, or at such later time as the same may be filed with the Commission, a copy of the Company's Form 10-K for such fiscal year filed with the Commission under the 1934 Act, or if the Company shall not be required to file such Form for such period, consolidated statements of income, changes in stockholders' equity and changes in cash flow of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, and accompanied by a report, with respect to the consolidated financial statements, of independent public accountants of recognized national standing selected by the Company (which, for this purpose, shall be deemed to include Grant Thornton), whose report shall state that such consolidated financial statements present fairly in all material respects the financial condition of the Company and its Subsidiaries in accordance with GAAP and that the examination by such accountants has been made in accordance with generally accepted auditing standards;

                           (iv) if requested by the Holder, by the end of each fiscal year, a budget of the Company for the following fiscal year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, presented in reasonable detail and in accordance with past practice, and certified by the chief financial officer or chief accounting officer of the Company on behalf of the Company;

                           (v) promptly upon transmission thereof, copies of all financial statements, information circulars and reports as the Company shall send to its stockholders (as such) and copies of all registration statements and prospectuses (without exhibits) and all reports which it or any of its officers or directors file with the Commission (or any governmental body or agency succeeding to the functions of the Commission) or with any securities exchange on which any of its securities are listed, and copies of all press releases and other statements made available generally by the Company and its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries;

                           (vi) if requested by the Holder, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any of its Subsidiaries, promptly upon receipt thereof; and

                           (vii)   with   reasonable   promptness,   such  other
         financial and/or operating data as the Holder of this Debenture may reasonably request.

         Together with each delivery of financial statements required by clauses
         (ii) and (iii) above, the Company will deliver to the Holder of this Debenture an Officer's Certificate stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. The Company also covenants that promptly upon the discovery by an officer of the Company or of any of its Subsidiaries of any Event of Default or Default, it will deliver to the Holder of this Debenture an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto.

                  (b) The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Company covenants that it will, upon reasonable advance notice, permit any Person representing the Holder of this Debenture and designated in writing by such Holder, at the Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate, financial and operating records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and independent accountants of the Company and its Subsidiaries, all at such reasonable times and as often as the Holder may reasonably request.

                  (c) The Company covenants that it will comply, and will cause each of its Subsidiaries to comply, with all applicable governmental laws, rules, regulations and orders and obtain and maintain in good standing all licenses, permits and approvals from any and all governments, governmental commissions, boards or agencies thereof or of jurisdictions in which it or any of its

Subsidiaries carries on business required in respect of the operations of the Company except for those with which the failure to comply or maintain would not have a material adverse effect on the business, prospects, operating results or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); provided that this subsection (c) shall not prevent the Company or any of its Subsidiaries from contesting in good faith the validity or application of any such laws or regulations or the requirement to obtain or maintain any licenses, permits and approvals by appropriate legal proceedings diligently pursued.

                  (d)  Promptly  (and in any  event  within  30 days)  after the
Company or any of its ERISA Affiliates knows or, in the case of a single-employer Pension Plan, has reason to know, that a Reportable Event with respect to any Pension Plan has occurred, that any Pension Plan is or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA or that the Company or any of its ERISA Affiliates will or may incur any liability to or on account of a Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA or promptly upon becoming aware of the occurrence of any
(i) event requiring the Company or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, (ii) "prohibited transaction", as such term is defined in Section 4975 of the Code or in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder for which a statutory or administrative exemption is not available,
(iii) notice of intent to terminate a Pension Plan or Pension Plans having been filed under Title IV of ERISA by the Company or any ERISA Affiliate, any Pension Plan administrator or any combination of the foregoing, (iv) institution of proceedings by the PBGC to terminate or to cause a trustee to be appointed to administer any Pension Plan, (v) partial or complete withdrawal by the Company or an ERISA Affiliate from any multi-employer Pension Plan, (vi) institution of proceedings by a fiduciary of any Pension Plan against the Company or any Code Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter, (vii) failure of the Company or a Code Affiliate to make a required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code or to pay any amount which it shall have become liable to pay to the PBGC or to a Pension Plan under Title IV of ERISA on or before the due date, (viii) application by the Company or a Code Affiliate for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or (ix) "reorganization" (as defined in
Section 418 of the Code or Title IV of ERISA) of any Pension Plan which is a multi-employer Pension Plan, the Company will deliver to the Holder of this Debenture a certificate of the chief financial officer of the Company on behalf of the Company setting forth information as to such occurrence and what action, if any, the Company is required or proposes to take with respect thereto, together with any notices concerning such occurrences which are (a) required to be filed by the Company or the plan administrator of any such Pension Plan controlled by the Company or its ERISA Affiliates, with the PBGC or (b) received by the Company or its ERISA Affiliates from any plan administrator of a multi-employer or other Pension Plan not under their control. The Company shall furnish to the Holder of this Debenture, a copy of each annual report (Form 5500 Series) of any Pension Plan received or prepared by the Company or any of its ERISA Affiliates. Each annual report and any notice required to be delivered hereunder shall be delivered no later than 10 days after the later of the date such report or notice is filed with the Internal Revenue Service or the PBGC or the date such report or notice is received by the Company or any of its ERISA Affiliates, as the case may be.

                  (e) The Company covenants that it will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Company and its Subsidiaries (except that the corporate existence of any of its Subsidiaries may be terminated if such termination is, in the judgment of the Board of Directors of the Company, in the best interest of the Company and is not materially disadvantageous to the Holder of this Debenture or any securities issued in exchange therefor or upon conversion thereof and nothing contained herein shall prevent the Company, subject to Section 7 below, from merging or consolidating into or with another corporation or dissolving following its complete liquidation).

                  (f) The Company covenants that it shall cooperate with the Holder of this Debenture and execute such further instruments and documents as the Holder shall reasonably request to carry out the matters contemplated by this Debenture, the Agreement, the Intercreditor Agreement and the Registration Rights Agreement.

                  (g) The Company shall give prompt notice to the Holder of this Debenture of the filing of any registration statement (an "Exchange Act Registration Statement") pursuant to the 1934 Act relating to any class of equity securities of the Company and the effectiveness of such Exchange Act Registration Statement and the number of shares of such class of equity security outstanding as reported in such Exchange Act Registration Statement. If and for so long as the Company has a class of equity securities required to be registered under the 1934 Act, the Company shall (i) comply with the reporting requirements of the 1934 Act, (ii) comply with all requirements of the Commission that are a condition to the ability of the Company to satisfy its obligations under the Registration Rights Agreement (including, without limitation, the ability of the Company to file a shelf registration statement with respect to the Registrable Securities thereunder), and (iii) comply with all other public information reporting requirements of the Commission that are a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof, as amended from time to time, or successor rule thereto or otherwise) for the sale of any shares of Common Stock issuable upon conversion of the Debentures by the Holder. The Company shall cooperate with the Holder of this Debenture in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the 1933 Act (under Rule 144 thereof or otherwise) for the sale of shares of Common Stock issuable upon conversion of this Debenture.

                  (h)  The  Company   covenants  that  it  shall  not  file  any
registration statement under the 1933 Act covering any securities unless it shall first have given the Holder of this Debenture written notice thereof. The Company further covenants that such Holder shall have the right, at any time when it may be deemed by the Company to be a controlling person of the Company, to participate in the preparation of such registration statement (regardless of whether or not the Holder will be a selling security holder in connection with such registration statement) and to recommend the insertion therein of material furnished to the Company in writing which in such Holder's judgment should be included, provided that control of the preparation and contents of such registration statement shall remain at all times with the Company and its counsel. In connection with any registration statement referred to in this subsection (h), the Company will indemnify the Holder, its partners, officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission contained in written information furnished to the Company by the Holder expressly for use in such registration statement. If, in connection with any such registration statement, the Holder shall furnish written information to the Company expressly for use in the registration statement, such Holder will indemnify the Company, its directors, each of its officers who sign such registration statement and each person, if any, who controls the Company within the meaning of the 1933 Act against all losses, claims, damages, liabilities and expenses caused by any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or such omission or alleged omission is contained in information so furnished in writing by such Holder for use therein. The provisions of this subsection (h) are in addition to, and not in limitation of, the provisions of the Registration Rights Agreement. The indemnification provisions set forth in the Registration Rights Agreement shall apply to indemnification under this subsection (h) as if set forth fully herein.

                  (i) The Company covenants that all Common Stock that may be issued upon the conversion of this Debenture will, upon issuance and upon full payment therefor, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which this Debenture may be converted, the Company will at all times have authorized and reserved for issuance upon conversion a sufficient number of shares of Common Stock to permit the conversion of this Debenture.

                  (j) The Company covenants and agrees that it will, at its expense, use its best efforts to cause the shares of Common Stock issuable from time to time upon conversion of this Debenture to be approved for listing on each national securities exchange or NASDAQ on which the Common Stock is regularly traded, subject to notice of issuance, and will provide prompt notice to each such exchange or NASDAQ of the issuance thereof from time to time.

                  (k) In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Debenture may be declared due and payable in the manner and with the effect provided in the Agreement. The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses arising in connection with the enforcement by the holder hereof of any of its rights under this Debenture or the Agreement.

                  7. Negative Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists. The provisions of this paragraph are for the benefit of each Holder of this Debenture.

                  (a) The Company covenants that it will not incur, create, assume or suffer to exist any indebtedness for borrowed money or permit any of its Subsidiaries to do any of the foregoing, other than the following:

                           (i)  Senior Debt;

                           (ii) indebtedness represented by this Debenture and the 12.5% Convertible Subordinated Debenture of even date herewith in the original principal amount of $1,168,150.00 (the "Other Debenture");

                           (iii) indebtedness issued in exchange for, or the proceeds of which are used to refinance, the Congress Mortgage (as defined in the Agreement), provided that the amount of such refinancing indebtedness does not (1) exceed the lesser of (A) $1,750,000, or (B) the amount of Senior Debt then secured by the Property, and (2) in any way impair the rights of the Holder under the Mortgage;

                           (iv)  indebtedness  permitted under  subsections (b),
         (c), (f), (h) and (i) (but, in connection with subsection (i), only with respect to the indebtedness referred to in subsection (c)) of
         Section 9.9 of the Current Senior Debt; and

                           (v) unsecured indebtedness for borrowed money of the Company in an amount not to exceed, in the aggregate, $1,000,000 which indebtedness by its terms is subordinated to the Debentures on terms no less favorable than the terms by which the Debentures are subordinated to the Senior Debt under the Intercreditor Agreement.

                  (b) The Company covenants that it will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation if immediately after such merger or consolidation (and giving effect thereto) (i) a Default in the Company's obligations under this Debenture shall have occurred and be continuing, or (ii) the Company's Consolidated Tangible Assets Ratio, after giving pro-forma effect under generally accepted accounting principles to the transaction, shall be less than the Company's Consolidated Tangible Assets Ratio. The Company further covenants that it will not, and will not permit any of its Subsidiaries to, acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person if immediately after such acquisition (and giving effect thereto) a default in the Company's obligations under this Debenture shall have occurred and be continuing.

                  (c) The Company covenants that it will not make, and will not permit any Subsidiary to make, any Restricted Payments.

                  (d) The Company covenants that it will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any loan or advance to, or guaranty, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or make any Investment in, any Person, except that the Company or any Subsidiary may:

                           (i) make or  permit to  remain  outstanding  loans or
advances to any Subsidiary or, as to a Subsidiary, any such loan or advance to the Company;

                           (ii) own,  purchase or acquire stock,  obligations or
securities of a Subsidiary or of a corporation which immediately after such purchase or acquisition will be a Subsidiary;

                           (iii) own,  purchase or acquire (1) commercial  paper
rated P-l by Moody's Investors Service Inc. or A-l by Standard & Poor's Corporation on the date of acquisition, (2) certificates of deposit and repurchase obligations of United States commercial banks (having a combined capital and surplus in excess of $500,000,000), (3) obligations of or guaranteed by the United States government or any agency thereof, and (4) money market funds organized under the laws of the United States or any state thereof that invest substantially all of its assets in any of the types of investments described in clauses (1), (2) or (3) of this clause (iii);

                           (iv) endorse negotiable instruments for collection in
the ordinary course of business, make or permit to remain outstanding travel, moving and other like advances to officers, employees and consultants in the ordinary course of business or make or permit to remain outstanding lease, utility and other similar deposits in the ordinary course of business;

                           (v) guarantee  obligations  of any  Subsidiary or the
Company, so long as such obligations are not created, incurred or assumed in violation of subsection (a) hereof;

                           (vi) in addition to those permitted by  subparagraphs
(i) through (v) of this subsection (d), make and permit to remain outstanding loans and advances to, and guarantee, endorse and otherwise be or become contingently liable in connection with the obligations, stock and dividends of, and own, purchase or acquire any stock, obligations and securities of, and make capital contributions to and other Investments in, any other Person provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of such contingent liabilities, plus the aggregate amount of Investments (at original cost) in such stock, obligations and securities, plus the aggregate amount of such capital contributions and other Investments shall not exceed $250,000 at any one time outstanding.

                  (e) The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or of any such holder on terms that are less favorable to such Subsidiary or the Company, as the case may be, than those that would be obtainable at the time from any Person who is not such a holder or Affiliate, excluding such transactions as exist on the date hereof and except that, in the ordinary course of business and with the approval of a majority of the members of the Board of Directors, the Company may (i) incur Indebtedness in accordance with subsection (a) hereof, (ii) make loans, advances and Investments in accordance with subsection (d) hereof, (iii) amend, extend or supplement any existing agreement with any such holder or Affiliate, and (iv) enter into employment agreements, grant employee discounts and grant stock options to the Company's officers and directors.

                  (f) Except pursuant to a transaction which constitutes a Change of Control, the Company covenants that it will not, and will not permit any of its Subsidiaries to, sell, dispose of or otherwise convey (by merger, consolidation, sale of stock or otherwise), in any single or related series of sales, dispositions or conveyances, any assets of the Company or any Subsidiary (other than any sales or transfers by a Subsidiary to the Company or to another Subsidiary or by the Company to a Subsidiary and dispositions of inventory in the ordinary course of business or in connection with the making of Investments and guarantees permitted by subsection (d)) if the aggregate fair market value (determined in good faith by the Board of Directors of the Company) of all assets so sold, disposed of or conveyed by the Company and its Subsidiary after the date hereof would exceed 25% of the total consolidated assets of the Company as of the end of the most recently ended fiscal quarter. Nothing in this clause
(f) shall, however, be deemed to preclude the Company from disposing of the undeveloped land included in, or adjacent to, the Property.

                  (g) The Company covenants that it will not, and will not permit any of its Subsidiaries to, sell or otherwise dispose of, or part with control of, any shares of stock or Indebtedness of any Subsidiary, except to the Company or another Subsidiary, and except that all shares of stock and Indebtedness of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Indebtedness so sold and less than all shares of stock and Indebtedness of any Subsidiary may be sold for a cash consideration which represents the amount or value of the investment originally made by the Company in such shares and Indebtedness, provided that such sale or disposition does not violate any other provision hereof and further provided that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Indebtedness of any other Subsidiary (unless all of the shares of stock and Indebtedness of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this subsection (g)). Nothing in this clause (g) shall, however, be deemed to prohibit the Company from pledging any shares of stock or Indebtedness of any Subsidiary to secure Senior Debt.

                  (h) The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by the Company and its Subsidiaries on the date hereof and any businesses or activities substantially similar or related thereto.

                  8. Events of Default. (a) If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                           (i) the Company defaults in the payment of any principal of or premiums on this Debenture or the Other Debenture or any mandatory prepayment of this Debenture or the Other Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                           (ii) the Company defaults in the payment when due of any interest on this Debenture or the Other Debenture, and such default remains uncured for a period of 10 days; or

                           (iii) the Company or any Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created and the effect of such default or failure is to cause, or the holder or holders of such obligation (or a trustee on behalf of such holder or holders), as a consequence of such default or failure shall take action to cause, such obligation to become due prior to any stated maturity; provided that the aggregate amount of all obligations as to which such acceleration shall occur is equal to or greater than $250,000; or

                           (iv) any representation or warranty made by the Company in the Agreement shall be false in any material respect on the date as of which made; or

                           (v) the Company defaults in the performance or observance of any agreement, term or condition contained herein, or in the Agreement or the Registration Rights Agreement and any such default shall not have been remedied within 30 days after the existence of the facts and circumstances constituting such default shall first become known to the Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer of the Company; or

                           (vi)   the   Company   or  any  of  its   Significant
         Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                           (vii) any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any
         bankruptcy,   reorganization,   compromise,  arrangement,
         insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

                           (viii)  the  Company  or any  Significant  Subsidiary
         petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                           (ix) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                           (x) any order, judgment or decree is entered in any proceedings against the Company or any of its Significant Subsidiaries decreeing the dissolution of the Company or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xi) any order, judgment or decree is entered in any proceedings against the Company or any of its Significant Subsidiaries decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of substantial assets of the Company and its Significant Subsidiaries, taken as a whole, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                           (xii) a judgment in an amount in excess of $250,000 is rendered against the Company or any of its Significant Subsidiaries and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after expiration of any such stay, such judgment is not discharged;

                           (xiii) any Pension Plan fails to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or any Pension Plan subject to Title IV of ERISA is, has been or is likely to be terminated or the subject of termination proceedings under ERISA, or the Company or Subsidiary or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of any Pension Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA, and there results from any such event or events a liability or a material risk of incurring a liability to the PBGC or any Pension Plan which, if incurred, could have a material adverse effect upon the business, operations or financial condition of the Company or a Subsidiary of the Company, or the Company or a Subsidiary has engaged in a prohibited transaction that would result in a liability, penalty or tax under ERISA or Section 4975 of the Code, as the case may be, which could have a material adverse effect upon the business, operations or financial condition of the Company or any Subsidiary of the Company; or

                           (xiv) a sale or transfer of fee title to all or any portion of the Property to any Person other then the Company or a Subsidiary or as allowed by Section 7(f); a condemnation or taking of the Property by any federal, state or local governmental or municipal authority for any reason, including without limitation, eminent domain), which condemnation or taking is reasonably likely to have a material adverse effect on the fair market value of the Property (after giving effect to any award payable to the Company as a result of such condemnation or taking, the proceeds of which have been paid by the Company to the Holder); any damage to, or loss or destruction of, or other event occurring with respect to all or any material portion of the Property which is reasonably likely to have a material adverse effect on the fair market value of the Property (after giving effect to any insurance proceeds payable to the Company with respect to such damage, loss or destruction which, in turn, have been paid by the Company to the Holder); the Company entering into a Capitalized Lease Obligation with respect to all or any portion of the Property, unless the tenant is a Subsidiary; the abandonment or cessation of any material operations at the Property; title to the Property becomes subject to any material Lien or encumbrance which is senior or pari passu to the Mortgage, other than the Congress Mortgage, a mortgage securing Senior Debt or Debt the incurrence of which is permitted under
         Section 7(a)(iii) hereof; or the Company breaches any representation, warranty or covenant under the Mortgage.


then (A) upon the occurrence of any Event of Default described in the foregoing clauses (vi), (vii), (viii), (ix), (x) or (xi), the unpaid principal amount of and accrued interest on this Debenture shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (B) upon the occurrence of any other Event of Default, the Holder of this Debenture may, at its option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all amounts due under this Debenture to be forthwith due and payable together with interest accrued thereon.

                  (b) If any Event of Default shall occur and be continuing, the Holder of this Debenture may proceed to protect and enforce its rights under this Debenture by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture. No remedy conferred in this Debenture upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

                  (c) Notwithstanding the foregoing, the Holder of this Debenture hereby agrees to rescind any acceleration (the "Debenture Acceleration") exercised with respect to an Event of Default under subparagraphs 8(a)(ii) or 8(a)(iii) occurring on or after the Company's receipt of a notice of default under any Indebtedness (a "Default Notice"), provided that (i) within 179 days following receipt of such Default Notice (the "179-Day Period") any acceleration of Indebtedness (the "Primary Default") triggering the Debenture Acceleration shall have been rescinded or the Indebtedness creating the Primary Default shall have been repaid, (ii) upon the termination of the 179-Day Period, the Company has made all payments when due of interest and prepayments, if any, in respect of this Debenture and the Other Debenture (without regard to acceleration thereof) up to and including such date, (iii) upon the termination of the 179-Day Period no Event of Default (except the Event of Default resulting in the Debenture Acceleration) exists under this Debenture and the Other Debenture, and (iv) no other holder of any Indebtedness of the Company or any Subsidiary shall have accelerated such Indebtedness, unless such acceleration has been rescinded or such Indebtedness, if Senior Debt, shall have been repaid prior to the termination of the 179-Day Period.

                  9. Definitions. For the purpose of this Debenture, and in addition to terms defined elsewhere in this Debenture, the following terms shall have the following meanings. In addition, all terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by accounting principles generally accepted in the United States of America.

                           "Affiliate" shall mean, with respect to any Person, a
Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, except a Subsidiary of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                           "Business  Day"  shall  mean  any day  which is not a
Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

                           "Capitalized Lease Obligations" shall mean all rental
obligations which, under GAAP in effect on the day such obligation is incurred, are required to be capitalized on the books of the Company or any Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                           "Change of  Control"  shall mean any  transaction  or
series of transactions in which (i) any Person (other than Holder or any Affiliate of Holder) (A) who beneficially owns on the date hereof less than 5% of the outstanding Common Stock of the Company acquires beneficial ownership of 25% or more of the Company's outstanding Common Stock (on a fully-diluted basis), whether by merger, consolidation, issuance of Common Stock, purchase of Common Stock or otherwise, or (B) acquires the right, directly or as part of a group, to elect or appoint, or direct the election or appointment of, two or more directors of the Company, (ii) the sale (whether by merger, consolidation or otherwise) of all or substantially all of the Company's consolidated assets, or (iii) the liquidation of the Company. For purposes of this definition, the term "beneficial ownership" shall be defined in accordance with the provisions of Rule 13d-3 promulgated by the Commission under the 1934 Act.

                           "Code" shall mean the Internal Revenue Code of 1986.

                           "Commission"  means the United States  Securities and
Exchange Commission.

                           "Common Stock" shall mean any of the shares of Common
Stock, par value $.01 per share, of the Company.

                           "Congress  Mortgage"  shall  mean the Deed to  Secure
Debt, Security Agreement and Assignment of Leases and Rents with respect to the Property in favor of Congress.

                           "Consolidated  Net Worth"  shall  mean the  Company's
consolidated shareholders' equity determined in accordance with generally accepted accounting principles.

                           "Consolidated  Tangible  Assets" shall mean the gross
book value (without deduction for reserves for depreciation, obsolescence, depletion or amortization of any other reserves provided in accordance with generally accepted accounting principles) of all of the property, both real and personal, of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, excluding (i) the gross book value of all of the licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles of the Company, (ii) unamortized Debt discount and expense of the Company, and (iii) prepaid expenses of the Company, each item referred to in clauses (i), (ii) and (iii) determined as at such date on a consolidated basis in accordance with generally accepted accounting principles.

                           "Consolidated  Tangible  Assets Ratio" shall mean the
quotient obtained by dividing the Company's Consolidated Tangible Assets by its Consolidated Net Worth, in each case as reflected on the Company's consolidated balance sheet prepared in accordance with generally accepted accounting principles as of the end of the most recent fiscal quarter.

                           "Conversion  Price" shall mean the price at which the
Debentures  are  convertible  into Common Stock  determined in  accordance  with
Section 5 hereof.

                           "Current  Indebtedness" shall mean any obligation for
borrowed money (including notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of creation thereof; provided that any obligation shall be treated as Funded Indebtedness, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company or any Subsidiary shall be deemed to be Funded or Current Indebtedness, as the case may be, of the Company or such Subsidiary even though such obligation shall not be assumed by the Company or such Subsidiary.

                  "Current Senior Debt" means "Senior Debt" as defined in the Intercreditor Agreement.

                  "Debt" means all Indebtedness of the Company.

                  "Deemed Conversion Price" shall mean, as of the date of this Debenture, $4.00 per share.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this

Debenture  and  any   subsequent   provisions  of  ERISA   amendatory   thereof,
supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

                  "Event of Default" shall mean any of the events specified in paragraph 8, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "Excluded Stock" shall mean the number of shares of Common Stock originally issuable pursuant to warrants and options to purchase shares of Common Stock, which warrants and options have been issued prior to the date hereof and are currently outstanding or the issuance of which is the subject of an existing obligation of the Company, provided however, that any shares issuable pursuant to such warrants and options as a result of any amendments or anti-dilution adjustments thereto shall not be deemed Excluded Stock.

                  "Funded Indebtedness" shall mean and include without duplication any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Indebtedness), which under GAAP is shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation and in any event excluding obligations relating to preferred stock).

                  "Indebtedness" shall mean Funded Indebtedness and/or Current Indebtedness.

                  "Intercreditor Agreeement" shall mean the Intercreditor and Subordination Agreement, dated as of August 15, 1996, by and between Congress Financial Corporation and NAN Investors, L.P., as may be amended from time to time.

                  "Investment" shall mean any stock or other security, any loan, advance, contribution to capital, extension of credit (except for deferred franchise fees and trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other securities of or any equity interest in another Person or any integral part of any business or the assets comprising such business or part thereof if the aggregate consideration for such purchase, commitment or option was in excess of $50,000, and whether existing on the date of this Debenture or hereafter made.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or like instrument under the laws of any jurisdiction). Notwithstanding the foregoing, the term "Liens" shall not include (a) liens for taxes not delinquent or for taxes being diligently contested in good faith by the Company provided appropriate reserves shall have been created therefore in accordance with GAAP; (b) mechanics', artisans', materialmans', landlords', carriers', and other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being diligently contested in good faith by the Company; (c) deposits of funds to secure obligations under workman' compensation laws, unemployment insurance or similar legislations; (d) deposits of funds to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases or subleases made in the ordinary course of business to which the Company is a party as lessee or sublessee; (e) deposits of funds to secure public or statutory obligations of the Company; (f) deposits of funds to secure surety, appeal or customs bonds in proceedings to which the Company is a party; (g) statutory landlord's liens relating to leases or subleases to which the Company is a party as lessee or sublessee; (h) liens arising out of judgments or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceeding for review and in respect of which the Company shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided appropriate reserves shall have been created therefor in accordance with GAAP;
(i) purchase money security interests in equipment of the Company (including leases intended as security), provided that any such security interest attaches to no property of the Company other than the Equipment (and the proceeds thereof) the acquisition cost of which is secured by such security interest, and provided that any such security interest secures no obligations of the Company other than the Company's obligations in connection with the acquisition of such equipment; and (j) security interests securing the Company 's reimbursement obligations under letters of credit for the purpose of securing the unpaid purchase price of inventory purchased by the Company.

                  "Mortgage" shall mean the Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents with respect to the Property in favor of the Holder of this Debenture, a form of which is annexed hereto.

                  "Officer's Certificate" shall mean a certificate signed in the name of the Company, by its President and Chief Financial Officer.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor entity thereto.

                  "Pension Plan" shall mean any multi-employer plan or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which is maintained or contributed to (or previously maintained or contributed to during the five calendar years preceding the date of this Agreement) by the Company or an ERISA Affiliate for employees of the Company, any of its Subsidiaries or any ERISA Affiliates.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Property" shall mean the 152,446 square foot industrial building located on approximately 25 acres of land at 200 Cook Street, City of Cartersville, Bartow County, Georgia, fee title to which is owned by the Company.

                  "Registration Rights Agreement" shall mean the registration rights agreement, in the form of Exhibit E to the Agreement, entered into by the Company and NAN Investors, L.P., dated as of the date hereof.

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to which the 30-day notice requirement has not been waived by the PBGC.

                  "Restricted   Payment"   means  (i)  any   dividend  or  other
distribution on any shares of the capital stock (except dividends or distributions payable solely in shares of such capital stock) of the Company or any Subsidiary (other than distributions on shares of capital stock held by the Company), (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the capital stock of the Company or (b) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Company, except for repurchases of employee stock options to acquire Common Stock from Persons (other than Senior or Executive Employees) who cease to be employed by the Company or any of its Subsidiaries, (iii) any payment permitted under Section 9(d) of the Current Senior Debt, or (iv) any agreement to do any of the foregoing or setting aside any amount with respect to any of the foregoing.

                  "Senior Debt" means (i) Current Senior Debt and (ii) any Debt provided by an institutional asset-based lender on similar terms, conditions and advance rates as those provided under the Current Senior Debt, the proceeds of which are used (among other things) to repay and permanently reduce all outstanding and available amounts under the Current Senior Debt and any other Senior Debt.

                  "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X (17 C.F.R. Part 210).

                  "Single-Employer Pension Plan" shall mean a Pension Plan which is a "single-employer plan" as defined in Section 4001 of ERISA.

                  "Subsidiary" shall mean any corporation or similar entity, all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries.

                  10. Miscellaneous. (a) The Company agrees to pay, and save the Holder harmless against liability for the payment of, all costs and expenses, including attorneys' fees, incurred by the Holder (i) in enforcing any of its rights hereunder, including without limitation costs and expenses incurred in any bankruptcy case, (ii) in connection with the conversion provisions of this Debenture, (iii) in connection with any other agreement or instrument to be executed and delivered in connection with this Debenture, including without limitation, in connection with any subsequent modification hereof or waiver or consent hereunder regardless of whether any such modification or waiver or consent becomes effective, or (iv) in connection with the execution, delivery or acquisition of any capital stock or Debentures issued under or pursuant to this Debenture. The obligations of the Company under this subsection (a) shall remain in force and effect for as long as this Debenture is outstanding and shall survive the transfer of any thereof.

                  (b) This Debenture may not be amended and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless the Company shall have first obtained the Holder's written consent to such amendment, action or omission.

                  (c) This Debenture is issuable as a Registered Debenture transferable only in whole by endorsement and delivery. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Debenture. Upon surrender for registration of transfer of the Debenture at such office, the Company shall, at its expense, execute and deliver a replacing Debenture of like tenor and of a like aggregate principal amount which replacing Debenture shall be a Registered Debenture. If this Debenture is presented or surrendered for registration of transfer, it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of this Debenture, or his attorney duly authorized in writing. A Debenture issued in exchange for or upon transfer shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of its unsecured indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Debenture, the Company will make and deliver a replacing Debenture of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture.

                  (d) Any Debenture issued in exchange for or replacement of this Debenture shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:

                  "This Debenture has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or otherwise disposed of in the absence of such registration or any exemption therefrom under said Act and such laws and the respective rules and regulations thereunder.

                  This Debenture is subject to the terms and conditions of an Intercreditor and Subordination Agreement, dated as of August 15, 1996, between Congress Financial Corporation ("Congress") and NAN Investors, L.P., as may be amended from time to time (the "Intercreditor Agreement"), and is subordinate in right of payment to the Senior Debt (as therein defined)."

                  (e) Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Debenture is registered as the owner and holder of this Debenture for the purpose of receiving payment of principal of (and premium, if any) and interest on this Debenture and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

                  (f) Except as otherwise provided herein, all covenants and agreements in this Debenture contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (g) All notices, requests, demands or other communications provided for hereunder shall be in writing and shall be hand delivered, sent by postage prepaid, registered or certified mail, return receipt requested, expedited package delivery service or text facsimile transmission, to the applicable party at the addresses indicated below:

                  If to Holder, to:

                           NAN Investors, L.P.
                           c/o Fundamental Capital Corp.
                           291 Ocean Avenue
                           Lawrence, New York 11559

                  with a copy to:

                           Yaacov M. Gross
                           Willkie Farr & Gallagher
                           153 East 53rd Street
                           New York, New York 10022.

                  If to the Company, to:

                           Nantucket Industries, Inc.
                           105 Madison Avenue
                           New York, New York 10016
                           Attention: Chief Executive Officer

                  with a copy to:

                           Lane Altman & Owens LLP
                           101 Federal Street
                           Boston, Massachusettes 02110
                           Attention: Robert M. Rosen, Esq.



or to such other address with respect to any party as such party shall notify the other in writing; provided, however, that any such communication to the Company may also, at the option of the Investor, be either delivered to the Company at the Company's address set forth above or to the President or Chief Financial Officer of the Company. All such notices, requests, demands and other communications shall be effective on (i) the date received, if personally delivered, (ii) the date of posting if sent by mail, (iii) the date of delivery to the expedited package delivery service, or (iv) the date of transmission with confirmation answer back if sent by fax.

                  (h) This Debenture is intended to be performed in the State of New York, and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State.


                                                 NANTUCKET INDUSTRIES, INC.



                                                 By: /s/ Ron Hoffman
                                                    -------------------------
                                                 Title: VP-Finance


ATTEST:


/s/ Bob Rosen
- ---------------------------
Title: Asst. Secy.

                                                                       EXHIBIT B


A. Description, in addition to Section 3.4, of shares of capital stock or other equity securities of the Company outstanding, outstanding options, warrants, scrips, rights to subscribe to, calls or commitments relating to, or securities or rights convertible with, shares of any capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options warrants or rights to purchase or acquire any shares of its capital stock.

        1. Stock options for 265,000 shares granted pursuant to the Company's 1992 Executive Long Term Stock Option Plan.

        2. The March 1994 Agreement granting to George Gold and Donald Gold the conditional rights to receive warrants for a total of 160,000 shares.

        3. Shares which may be issuable pursuant to the Rights Agreement by and between the Company and State Street Bank and Trust Company dated as of September 6, 1988.

        True and correct copies (and all supplements or amendments thereto) of all agreements evidencing the foregoing have previously been provided to the Investor.

B. Stockholders of the Company entitled to demand or "piggyback" registration rights with respect to any of the Company's shares of Capital Stock:

        1.  Chemical Bank

        2.  The Guess Investors

        3. George Gold, Donald Gold and The Samberg Group, L.L.C. pursuant to Agreement dated March 1, 1994.

                                                                       EXHIBIT C



         Recording at the Request of                    [Bartow County, Georgia]
         and when Recorded Mail Original to:


         Yaacov Gross, Esq.
         Wilke Farr & Gallagher
         153 East 53rd Street
         New York, NY 10022



                     DEED TO SECURE DEBT, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

         THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as the "Security Deed") made and entered into as of August 15, 1996, by NANTUCKET INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as "Grantor"), having its chief executive office at 105 Madison Avenue, New York, New York 10017, in favor of NAN Investors, L.P., a Delaware limited partnership (hereinafter referred to as "Grantee"), having its chief executive office c/o Fundamental Capital Corp., 291 Ocean Avenue, Lawrence, New York, 11559.

                              W I T N E S S E T H:

         WHEREAS, Grantor is the owner of certain real property in fee simple described on Exhibit A hereto, and buildings and improvements thereon, together with related rights as further described herein; and


                  THIS lNSTRUMENT IS TO BE FILED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

                  THE NAMES OF THE GRANTOR (AS "DEBTOR") AND THE GRANTEE (AS "SECURED PARTY"), THE MAILING ADDRESS OF THE GRANTEE (AS "SECURED PARTY") FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE GRANTOR (AS "DEBTOR") AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE AS DESCRIBED IN SECTION 6.5 HEREOF, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 402 OF THE UNIFORM

         COMMERCIAL CODE, TITLE 11 OF THE OFFICIAL CODE OF GEORGIA ANNOTATED. (MICHIE 1982).

                  NO INTANGIBLE RECORDING TAX PURSUANT TO ARTICLE 3 SECTIONS 48-6-60 ET.SEQ. TITLE 48 OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (MlCHIE
         1982) (THE "ACT") IS DUE ON THE DEBENTURES (AS DEFINED HEREIN) ISSUED BY GRANTOR TO GRANTEE IN THE AGGREGATE PRINCIPAL AMOUNT OF TWO MILLION SEVEN HUNDRED SIXTY THOUSAND DOLLARS ($2,760,000.00) FINAL PAYMENT OF WHICH IS DUE AUGUST 15, 2001, BECAUSE SUCH DEBENTURES DO NOT CONSTITUTE LONG TERM NOTES SECURED BY REAL ESTATE AS THAT TERM IS DEFINED IN THE ACT.

                  WHEREAS, Grantor has entered into that certain Common Stock and Convertible Subordinated Debenture Purchase Agreement dated as of August 13, 1996 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Purchase Agreement"), with Grantee pursuant to which Grantee has agreed to purchase from Grantor an aggregate of 250,000 shares of Common Stock and two (2) convertible subordinated debentures in the face principal amounts of $1,168,150 and $1,591,850, respectively, each dated August 15, 1996, and having a maturity date of August 15, 2001 (the "Debentures"); and

                  WHEREAS, Grantor has agreed to secure the Debentures upon and subject to the terms of this Security Deed;

                  NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor agrees as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                  1.1 Definitions. As used herein the following terms shall have the following meanings:

                  (a) Environmental Law: All federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Grantor's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

                  (b) Event of Default: Any happening or occurrence described in
         Article 4 hereinbelow.

                  (c) Fixtures: All materials, supplies, machinery, equipment, apparatus, appliances and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, placed on, or used in connection with (temporarily or permanently), any of the Improvements or the Land, including, but not limited to, any and all partitions, dynamos, storm doors, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, dust, garbage and refuse removers, vermin and insect exclusion devices, drainage, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances, furniture, furnishings, equipment, disposals, dishwashers, refrigerators and ranges, elevators, water, gas, electricity, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements, and all other personal property, together with all accessions, replacements, betterments, substitutions and changes for any of the foregoing and the proceeds thereof.

                  (d)  Grantee:   NAN  Investors,   L.P.,  a  Delaware   limited
         partnership, whose address for notice purposes is c/o Fundamental Capital Corp., 291 Ocean Avenue, Lawrence, New York, 11559, and its successors and assigns.

                  (e) Hazardous Materials: Any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or manmade petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  (f) Improvements: Any and all buildings, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas, structures, ways, woods, waters, water courses, gas, oil, minerals, easements, rights of way, public or private and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, and all privileges and other rights appurtenant thereto, now or at any time hereafter situated, placed or constructed upon the Land, or any part thereof, including, without limitation, all streets, roads and public places used in connection with the Land or any part thereof.

                  (g) Land: The real estate or interest therein situated in the City of Cartersville, County of Bartow, State of Georgia which is described in Exhibit "A" attached hereto and incorporated herein by this reference.

                  (h) Leases: Any and all present and future leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) in which Grantor grants a possessory or ownership interest in and to, or the right to use, occupy or lease all or any part of the Land, Improvements or Fixtures, and all other present and future agreements, such as engineers' contracts, utility contracts, maintenance agreements and service contracts (including all of Grantor's rights, if any, under any contracts for the sale of any of the Land, Improvements or Fixtures), which in any way relate to the use, occupancy, leasing, operation, maintenance, enjoyment or ownership of all or any portion of the Land, Improvements or Fixtures.

                  (i) Obligations: Any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Grantor to Grantee and/or its affiliates, including principal, interest, charges, fees, costs and expenses, evidenced by, arising under or related to the Debentures (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, substituted for or replaced), whether arising after the commencement of any case with respect to Grantor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and including, but not limited to any and all advances made by Grantee to protect or preserve the Property or the security interest or security title created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Grantor remains the owner of the Property at the time of such advances).

                  (j) Permitted Encumbrances: The outstanding security deeds, liens, easements, restrictions, security interests and other matters, if any, as reflected on Exhibit "B" attached hereto and incorporated herein by this reference, and any other encumbrances permitted under the Purchase Agreement.

                  (k) Property: The Land, Improvements, Fixtures, Leases and Rents, together with:

                      (i) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor, in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof;

                      (ii)    all    betterments,    improvements,    additions,
         alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein:

                      (iii) all of Grantor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures or any portion thereof, including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements, those for municipal utility district or other utility costs incurred or deposits made in connection with the Land and insurance proceeds in connection therewith;

                      (iv)  the  abstract  of  title   covering  the  Land,  all
         insurance policies covering the Property or any portion thereof and all blueprints, plans, maps, documents, books and records relating to the Property; and

                      (v)  all   proceeds  of  the   conversion,   voluntary  or
         involuntary, of any of the Property into cash or liquidated claims.

                  As used in this Security Deed, the term "Property" shall be expressly defined as meaning all or, where the context requires, any portion of the above, and all or, where the context requires, any interest therein.

                   (l) Rents: All of the rents, issues, revenues, income, royalties, bonuses, rights, proceeds, profits, security and other types of deposits and other benefits paid or payable, due or accruing, by parties to the Leases other than Grantor.

                                    ARTICLE 2
                              GRANT AND CONVEYANCE

                  2.1 Grant and Conveyance. For and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the full, timely and indefeasible payment, performance and discharge of the Obligations, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, PLEDGE and SET OVER unto Grantee the Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Grantee and the successors and assigns of Grantee, IN FEE SIMPLE forever and to HAVE AND TO HOLD the Leasehold Estate to the use, benefit and behoof of Grantee and the successors and assigns of Grantee to the extent of such estate, and Grantor warrants and covenants that Grantor is lawfully seized and possessed of the Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for the Permitted Encumbrances, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons and entities and all lawful claims whomsoever.

                  This Security Deed is intended to operate and is to be construed as a deed passing the title to the Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage.

                  In the event that either (i) Grantor shall pay or cause to be paid to the Grantee all of the Obligations, including the principal and interest, and any fees, charges, costs or expenses related thereto, to become due thereupon at the time and, in the manner stipulated in the Debentures, and shall satisfy and perform all covenants contained therein, or (ii) Grantee shall have exercised its conversion rights as to all of the principal amount outstanding of the Debentures (each, a "Release Event"), then in each such case, the estate, right, title and interest of Grantee in the Property shall cease, terminate and become void and upon proof being given to the satisfaction of Grantee that a Release Event shall have occurred, Grantee shall upon receipt of the written request of Grantor and at Grantor's cost and expense, cancel, release, and discharge this Security Deed.

                                    ARTICLE 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Grantor  hereby  unconditionally   represents,   warrants  and
         covenants with and to Grantee as follows:

                  3.1 General Representations, Warranties and Covenants. (a) Grantor is seized of an indefeasible estate in fee simple in the Property; (b) Grantor has good and absolute title to the Property, and has good right, full power and lawful authority to mortgage and pledge the same as provided herein and Grantee may at all times peaceably and quietly enter upon, hold, occupy and- enjoy the Property in accordance with the terms hereof; (c) the Property is free and clear of all liens, encumbrances and easements whatsoever except the Permitted Encumbrances, which Permitted Encumbrances do not interfere with the use of the Property or the ordinary conduct of Grantor's business as presently, or proposed to be, conducted thereon and do not impair the value of the affected property in any material respect; (d) Grantor will maintain and preserve the lien of this Security Deed, subject only to the Permitted Encumbrances, until the occurrence of a Release Event;
         (e) this Security Deed constitutes a valid and subsisting deed to secure debt, prior in right to all other such deeds except for the First Security Deed (as defined in Article 6 hereof), on the Land, Improvements and Fixtures, and other portions of the Property consisting of interests in real property, and to the extent that the terms "Leases" and "Rents" and any other portions of the Property include items covered by Article 9 of the Uniform Commercial Code, Title 11 of the Official Code of Ga. Ann. (Michie 1982), a valid, subsisting security interest in and to such Leases and Rents and other portions of the Property covered by said Article 9, subject only to the first and prior security interest of the grantee under such First Security Deed, its successors and assigns, all in accordance with the terms hereof; (f) this Security Deed is a valid and binding obligation enforceable in accordance with the terms contained herein, and the execution and delivery hereof does not contravene any contract or agreement to which Grantor is a party or by which Grantor or any of its properties may be bound and does not contravene any law, order, decree, rule or regulation to which Grantor is subject; (g) electric, gas sewer, water facilities and any other necessary utilities are as of the date hereof, available in sufficient capacity to service the Property satisfactorily and Grantor shall at all times hereafter take any action required to cause such utilities to be available in sufficient capacity to service the Property satisfactorily, and any easements necessary to the furnishing of such utility service to Grantor have been obtained; and (h) the representations, warranties and covenants made by Grantor in the Purchase Agreement are incorporated herein by reference and made a part hereof.

                  3.2  Compliance  with Laws.  Grantor  at its cost and  expense shall promptly comply with all laws, orders, rules and regulations of any and all governmental authorities and agencies having jurisdiction over the use or occupancy of any part of the Property or the construction of any and all Improvements thereon, including, without limitation, all applicable building, zoning, environmental, safety and health and sanitation laws, orders, rules and regulations, subject to
         Section 3.6 hereof as to environmental matters. Grantor shall promptly comply with any and all requirements of any insurer of any portion of the Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over the Property. Grantor, at its cost and expense, shall procure and continuously maintain in full force and effect all permits, licenses and other authorizations required for construction of Improvements, for any permitted use of the Property or any part thereof then being made and for the lawful and proper installation, operation and maintenance of the premises. Grantor shall not use or permit to be used any part of the Property for any unlawful, dangerous, noxious or offensive use or business and shall not cause or maintain any nuisance on the Property.

                  3.3  Taxes and Other Charges.

                  (a) Taxes and  Assessments.  Subject to the provisions of this
         Section 3.3, Grantor shall pay, or cause to be paid, promptly when due and before penalty or interest accrue thereon, all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or at any time hereafter may be imposed, levied or assessed upon or against the Property or any part thereof, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Property or any part thereof; provided, however, that Grantor may, at its expense, in good faith, by appropriate proceedings duly instituted and diligently prosecuted (including, without limitation, payment of the asserted tax or assessment under protest if such payment must be made in order to contest such tax or assessment), contest the validity, applicability or amount of any asserted tax or assessment. After written notice to Grantee, pending such contest, Grantor shall not be deemed in default hereunder if on or before the due date of the asserted tax or assessment Grantor establishes an escrow acceptable to Grantee in an amount estimated by Grantee to be adequate to cover the payment of such tax or assessment with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties (including for this purpose any escrow required to be established by Grantor under applicable law, to the extent Grantee shall determine that the amount of any such escrow is sufficient, in its discretion); and, if the amount of such escrow is thereafter insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest. costs and penalties thereon, Grantor shall pay such deficiency no later than the date such judgment becomes final.

                  (b) Mechanic's and Other Liens. Grantor shall not permit any mechanic's or other liens to be filed or to exist against the Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Property or to Grantor or anyone holding the Property or any part thereof through or under Grantor; provided, however, that if any such lien shall at any time be filed, Grantor shall, within twenty (20) days after notice of the filing thereof but subject to the right of contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. Notwithstanding anything to the contrary contained herein, Grantor shall have the right, at its own expense and after written notice to Grantee, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity, applicability or amount of any such lien if either Grantor has posted a bond so as to cause any such lien to be discharged of record or established an escrow acceptable to Grantee in either case, in an amount estimated by Grantee to be adequate to cover the payment of the amount being contested with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties; and, if the amount of such escrow or bond, as the case may be is insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, Grantor shall pay such deficiency no later than the date such judgment becomes final.

                  (c) No Credit Against the Obligations Secured Hereby. Grantor shall not claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the taxes, assessments or similar impositions assessed against the Property or any part thereof. No deduction shall be claimed from the taxable value of the Property or any part thereof by reason of the Obligations, this Security Deed or any other instrument securing the Obligations.

                  (d) Notwithstanding anything to the contrary contained in this
         Section 3.3, Grantor shall not be required to pay any income or franchise taxes attributable to the income of Grantee from any amounts charged or paid under this Security Deed to Grantee, or any taxes, assessments or other governmental charges upon or against this Security Deed, or the Obligations secured hereby, or upon or against the interest of Grantee in the Property.

                      (e) Insurance. Grantor shall maintain insurance policies in such amounts as are equal to or greater than policies being currently maintained upon and relating to the Property against personal injury and death loss by fire, vandalism and theft and such other insurable hazards, casualties and contingencies (including without limitation loss of rentals or business interruption) as are normally and usually covered by extended coverage, all risk policies in effect where the Property is located, including flood insurance in the maximum amount of coverage available if the Property or any part thereof is in an area designated by the Department of Housing and Urban Development, the Federal Insurance Administration or other governmental agency as subject to special flood risks, whether pursuant to the Flood Disaster Protection Act of 1973, any successor statute or otherwise. Grantor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. All such policies and renewals thereof shall contain a non-contributory standard mortgagee's endorsement making losses payable to Grantee as its interests may appear. Not less than thirty (30) days prior to the expiration date of the insurance policies required to be maintained by Grantor, Grantor shall deliver to Grantee one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as Grantee may request. In the event of loss, Grantor will give immediate written notice to Grantee and Grantee may make proof of loss if not made promptly by Grantor. In the event of the foreclosure of this Security Deed or any other transfer of title to the Property in extinguishment of the Obligations secured hereby, all right, title and interest of Grantor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. All such policies shall provide that (A) they shall not be subject to cancellation or substantial modification without at least thirty (30) days prior written notice to Grantee, (B) they shall not be invalidated as to any one insured by any act or neglect of any other insured and (C) the insurance carrier waives subrogation, if such waiver of subrogation can be obtained at rates which Grantor and Grantee agree are commercially reasonable.

                  (f) In the event that the Property is damaged or destroyed and the holder of the First

         Security Deed permits or requires restoration or rebuilding, Grantee agrees that it shall permit such restoration or rebuilding. Similarly, in the event that the Property is damaged or destroyed or is taken in condemnation or by eminent domain and the holder of the First Security Deed requires that insurance proceeds or awards attributable to such taking be applied to the obligations of Grantor hereto, Grantee agrees that it shall consent to such application.

                  3.4 Condemnation. Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property, or any portion thereof, shall notify Grantee of the pendency of such proceedings. Grantee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation after satisfaction of all prior liens and only up to the amount of the Obligations then outstanding.

                  3.5  Care of Property.

                  (a) Grantor shall preserve and maintain, or cause to be preserved and maintained, the Property including all appurtenances thereto in good repair and condition and in compliance with the requirements, if any, of any encumbrances permitted hereunder, at its own cost, and will from time to time make, or cause to be made, all repairs, replacements, renewals and payments necessary to continue to maintain the Property in such state of repair, condition and compliance. Grantor shall not permit, commit or suffer any waste, impairment or deterioration of the Property or of any part thereof.

                  (b) Except as otherwise provided in this Security Deed, no part of the Property shall be removed, demolished or altered, without the prior written consent of Grantee, except in the ordinary course of business and provided that such removal, demolition or alteration does not result in a diminution in the value of the Property or any portion thereof, or impair the use of the remaining Property in any material respect. Grantor shall have the right, without such consent, to remove and dispose of free from the lien of this Security Deed any part of the Property as from time to time may become worn out or obsolete provided that, either simultaneously with or prior to such removal, any such property shall be replaced with other property of equal utility and of a value at least equal to that of the replaced property when first acquired and free from any security interest of any other person, except to the extent any property is purchased subject to liens otherwise permitted hereunder. Any such substituted property shall be deemed to be part of the Property and shall be subject to the lien of this Security Deed.

                  (c) Grantee may enter upon and inspect the Property at any time during normal business hours upon reasonable notice to Grantor prior to the occurrence of an Event of Default, and after the occurrence of an Event of Default, at any time and without any notice, Grantee may enter upon and inspect the Property at any time.

                  (d) Except as otherwise provided herein, if any part of the Property shall be lost, damaged or destroyed by fire or any other cause, Grantor will give immediate written notice thereof to Grantee and at Grantee's discretion shall promptly restore the Property to the equivalent of its original condition regardless of whether or not there shall be any insurance proceeds therefor. If a part of the Property shall be lost, physically damaged, or destroyed through condemnation, Grantor shall promptly restore, repair or alter the remaining property in a manner satisfactory to Grantee at Grantee's discretion.

                  3.6  Environmental Matters.

                  Grantor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials (as defined above) on or off the Mortgage Property (whether or not owned by it) in any manner which materially violates any Environmental Law (as defined below), or any license, permit, certificate, approval or similar authorization thereunder and the operations of Grantor comply in all material respects with all such statutes, rules and regulations and all licenses, permits, certificates, approvals and similar authorizations thereunder. There is no outstanding investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Grantor's knowledge, threatened, with respect to any non-compliance with or violation of the requirements of any
         Environmental Laws by Grantor or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Grantor or its business, operations assets or any properties at which Grantor transported, stored or disposed of any Hazardous Materials. Grantor has no material liability (contingent or otherwise) in connection with Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  3.7 Further Assurances. At any time and from time to time prior to the occurrence of a Release Event, upon Grantee's request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Grantee and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and refiled at such time and in such offices and places as shall be deemed desirable by Grantee, any and all such further deeds of trust, deeds to secure debt, mortgages, security agreements, financing statements, instruments, further assurances, certificates and other documents as Grantee may consider necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the Obligations of Grantor under this Security Deed, and the lien of this Security Deed as a lien upon all of the Property, whether now owned or hereafter acquired by Grantor. Where permitted by law, Grantee may make, execute, record, file, re-record or refile any and all such deeds of trust, deeds to secure debt, mortgages, security agreements, financing statements, instruments, further assurances, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee as agent and attorney-in-fact of Grantor to do so.

                  3.8 Grantee's Cure of Defaults. If Grantor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder, or in the performance or observance of any other covenant, condition or term in this Security Deed, Grantee may (but shall not be obligated to) advance funds for the account of Grantor to pay any such charges or items or perform or observe the same. All such advanced costs and expenses incurred or paid by Grantee in connection therewith shall be due and payable on demand, shall bear interest at the rate payable under the Debentures, shall be added to the

         Obligations and secured by the lien of this Security Deed. Grantee is hereby empowered to enter and authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or term, without thereby becoming liable to Grantor or any person in possession holding under Grantor.

                  3.9  Transfer or Further Encumbrance of the Property.

                  (a) In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Property or any interest in or any part of the Property without the prior written approval of Grantee (other than any encumbrances permitted hereunder or under the Purchase Agreement), or any further assignment of rents from the Grantor, at Grantee's option, Grantee may declare all Obligations of Grantor to be due and payable upon three (3) months' prior demand or notice.

                  (b) In the event ownership of the Property, or any part thereof, becomes vested in a person, persons or an entity or entities other than Grantor, without the prior written approval of Grantee, Grantee may, without notice to the Grantor, waive such default and deal with such successor or successors in interest with reference to this Security Deed, and the Obligations in the same manner as with Grantor, without in any way releasing, discharging or otherwise affecting the liability of Grantor hereunder or the Obligations. No sale of the Property shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of Grantor herein, either in whole or in part, nor shall the full force and effect of the lien under this Security Deed be altered thereby. Any deed conveying the Property, or any part thereof, shall, at Grantee's option, provide that the grantee thereunder assumes all of the Grantor's obligations under this Security Deed. the Obligations and all other instruments or agreements evidencing or securing the repayment of the Obligations. In the event such deed shall not contain such assumption, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Property or such portion thereof subject to this Security Deed.

                  3.10  Assignment of Rents and Leases.

                  (a) Assignment. For and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the full, timely and indefeasible payment, performance and discharge of the Obligations, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY absolutely unto Grantee the Leases and the Rents, subject only to the Permitted Encumbrances, if any, applicable thereto. It is the intent of the parties that no conflict exist between the absolute assignment contained in this Section 3.10 and the collateral conveyance contained in Article 2 hereof. However, if and to the extent any such conflict be perceived to exist as to the Leases or the Rents, such conflict shall be resolved in favor of the absolute assignment contained in this Section 3.10. The assignment contained herein shall be fully operative without any further action on the part of either party and specifically, Grantee shall be entitled, at its option, at any time on or after the occurrence of an Event of Default to all Rents and Leases, whether or not Grantee takes possession of such property. The foregoing provisions hereof shall constitute an absolute and present assignment of the Leases and Rents, subject, however, to the License (as defined below) given to Grantor provided for below; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment by Grantor shall be subject to the rights of Grantee hereunder. Such assignment and grant shall continue in effect until the Obligations secured hereby are indefeasibly paid in full, the execution of this Security Deed constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Property by Grantee pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this Section by Grantee nor the application of any Rents or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

                  (b) Additional Rights and Grantor's Limited License. Grantor hereby further grants to Grantee on or after the occurrence of an Event of Default the right (i) to enter upon and take possession of the Property for the purpose of collecting the Rents and other benefits,
         (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Grantee, (iii) to let the Property or any part thereof, and (iv) to apply Rents and other benefits, after payment of all necessary charges and expenses, on account of the Obligations secured hereby; provided, however, that Grantee hereby grants to Grantor a limited license (the "License"), nonexclusive with the rights of Grantee, to exercise and enjoy all incidences of ownership of the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents, so long as no Event of Default has occurred hereunder.

                  (c)  Enforcement of Leases.

                      (i) So long as the License is in effect, Grantor shall (A)
                  duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding on it under any Lease, (B) use its best efforts to maintain each of the Leases in full force and effect during the term thereof, (C) appear in and defend any action or proceeding in any manner connected with connect with any of the Leases, (D) deliver to Grantee execution counterparts of all Leases promptly upon Grantee's request, and (E) deliver to Grantee such further information, and execute and deliver to Grantee such further assurances and assignments, with respect to the Leases as Grantee may from time to time request.

                      (ii) Without  Grantee's prior written consent,  so long as the License is in effect, Grantor shall not (A) do or knowingly permit to be done anything to impair the value of any of the Leases, (B) accept security deposits in excess of one (1) month's rent for any one lessee, (C) collect any of the Rent more than thirty (30) days in advance of the time when the same becomes due under the terms of any Lease, (D) discount any future accruing Rent, (E) amend, modify or terminate any Lease or (F) assign or grant a security interest in or to the License or any of the Leases.

                  (d) Remedies. Upon or at any time after the occurrence of any Event of Default,

         Grantee shall have the exclusive right, power and authority (but not the obligation) regardless of whether a foreclosure sale of the Property has occurred under this Security Deed, or whether Grantee has taken possession of the remainder of the Property or attempted to do any of the same (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rent, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon any portion of the Obligations selected by Grantee, notwithstanding that such portion selected may not then be due and payable or that such portion is otherwise adequately secured. Grantor hereby authorizes and directs any lessee of the Property to deliver any such payment to, and otherwise to attorn all other obligations under the Leases direct to, Grantee. Grantor hereby ratifies and confirms all that Grantee shall do or cause to be done by virtue of this Section 3.10. No lessee shall be required to inquire into the authority of Grantee to collect any rent, and any lessee's obligation to Grantor shall be absolutely discharged to the extent of its payment to Grantee. No action referred to in this
         Section 3.10 taken by Grantee shall constitute an election of remedy. Grantee shall have the right to assign Grantor's right, title and interest in the Leases to any subsequent holder of this Security Deed or to any person or entity acquiring title to any of the Property through foreclosure or otherwise. After Grantor shall have been barred and foreclosed of all right, title, interest, and equity of redemption in the Property, the License given to Grantor under Subsection (b) of this Section 3.10 shall terminate and no assignee of Grantor's interest in the Leases shall be liable to account to Grantor for the Rents thereafter accruing.

                  (e) No  Obligation  of  Grantee.  Neither  the  acceptance  by
         Grantee of the assignment granted in this Section 3.10, nor the granting of any other right, power, privilege or authority in this
         Section 3.10 or elsewhere in this Security Deed, nor the exercise of any of the aforesaid, shall (i) prior to the actual taking of physical possession and operational control of the Property by Grantee, be deemed to constitute Grantee as a "mortgagee in possession" or (ii) at any time thereafter, obligate Grantee (A) to appear in or defend any action or proceeding relating to the Leases, the Rents or the remainder of the Property, (B) to take any action hereunder, (C) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any lessee of the Property, (D) to assume any obligation or responsibility for any deposits which are not physically delivered to Grantee or (E) for any injury or damage to person or property sustained in or about the Property unless caused by or resulting from Grantee's own gross negligence or willful misconduct determined pursuant to a final non-appealable order of a court of competent jurisdiction.

                                    ARTICLE 4
                                EVENTS OF DEFAULT

                  The term "Event of Default," as used herein, shall mean the occurrence or happening at any time and from to time, of any Event of Default as such term is defined in Section 4 of the Debentures, and such Events of Default are incorporated herein by reference and made a part hereof.

                                    ARTICLE 5
                               GRANTEE'S REMEDIES

                  5.1  Remedies.

                  (a) Acceleration. At any time on or after the occurrence of an Event of Default, Grantee may, at its option, declare the then unpaid principal balance of the Obligations, the accrued interest and any other Obligations to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable, time being of the essence in this Security Deed.

                  (b)  Entry on Property.

                      (i) At any time on or after the occurrence of an Event of Default, Grantee may, at its option demand that Grantor shall forthwith surrender to Grantee constructive possession of the Property, and, to the extent permitted by law, enter and take possession of all or part of the Property or each and every part thereof without the appointment of a receiver, or an application therefor, and have access to the books, papers and accounts of Grantor.

                      (ii) If Grantor  shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Grantee, Grantee may obtain a judgment or decree conferring upon the Grantee the right to immediate possession or requiring Grantor to deliver immediate possession of the Property to Grantee, and Grantor hereby specifically covenants and agrees that Grantor shall not oppose, contest or otherwise hinder Grantee in any action or proceeding by Grantee to obtain such judgment or decree. Grantor shall pay to Grantee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Grantee's attorneys and agents and paralegals, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Deed.

                  (c) Foreclosure and Sale.

                  (i) At any time on or after the occurrence of an Event of Default, Grantee may, at its option, sell the Property or any part thereof at one or more public sales before the door of the courthouse of the county in which the Land or any part of the Land is situated, without notice except as required or set forth herein (as the Property is not residential) to the highest bidder for cash in order to pay the Obligations, and all expenses of sale and of all proceedings in connection therewith, including attorneys' fees, after advertising the time, place and terms of sale once a week; for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property, and each such conveyance shall be in fee simple (except for the conveyance of the Leasehold Estate) and shall be with full warranties of title, and to this end Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales; and all the acts and doing of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby, in the Financing Agreements or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Obligations.

                      (ii) In the event of any sale under this Security Deed by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its discretion may elect, and one or more exercises of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise. If the Obligations are hereafter further secured by any mortgages, deeds of trust, security deeds, security agreements, chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Grantee may determine.

                      (iii) Grantee, may. in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this Article 5, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy
         (A) to enforce payment of the Obligations under the Debentures or the performance of any term, covenant, condition or agreement of this Security Deed or any other right and (B) to pursue any other remedy available to it, all as Grantee at its sole discretion shall elect.

                  (d) Performance by Grantee. At any time on or after the occurrence of an Event of Default, Grantee may, at its option, pay, perform or observe any term, covenant or condition of this Security Deed not paid, performed or observed by Grantor, and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee with interest thereon at the Default Rate. Grantee shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Grantee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.

                  (e) Specific Performance. At any time on or after the occurrence of an Event of Default, Grantee may, at its option, take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in this Security Deed or any of the Financing Agreements or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy as the Grantee may elect.

                  5.2 Remedies Cumulative, Concurrent and Nonexclusive. Grantee shall have all rights, remedies and recourses granted in the Debentures and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Property, the Leases, or any portion thereof). and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor, or others obligated under the Debentures or against the Property or against any one or more of them at the sole discretion of Grantee. (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

                  5.3 No Conditions  Precedent to Exercise of Remedies.  Neither
         Grantor nor any other person or entity hereafter obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Grantee to comply with any request of Grantor or of any other person or entity so obligated, or the failure of Grantee or any other person or entity to foreclose this Security Deed or to enforce any provisions of the Debentures, (b) the release, regardless of consideration, of the Property or the addition of any other property to the Property, (c) any agreement or stipulation between any subsequent owner of the Property and Grantee extending, renewing, rearranging or in any other way modifying the terms of the Debentures without first having obtained the consent of, given notice to, or paid any consideration to Grantor or such other person or entity. and in such event, Grantor and all such other persons and entities shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Grantee, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations

                  5.4 Release of and Resort to Collateral. Grantee may release, regardless of consideration, any part of the Property or other collateral for the Obligations without in any way impairing, affecting. subordinating or releasing the conveyance, lien or security interests created in or evidenced by this Security Deed or their stature as a second and prior security deed, lien or security interest in and to the Property. For payment of the Obligations, Grantee may resort to any security therefor held by Grantee in such order and manner as Grantee may elect.

                  5.5 Waiver of Appraisement, Valuation, etc. Grantor agrees, to the full extent permitted by law, that, in case of an Event of Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption. insolvency or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Deed or the absolute sale of the Property, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other remedy hereunder; and Grantor, for itself and all who may to any extent that it may lawfully so do, waive the benefit of all such laws and any and all right to have assets subject to the security interest of this Security Deed marshalled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

                  5.6 Discontinuance of Proceedings. In case Grantee shall have proceeded to enforce any right, power or remedy under this Security Deed by foreclosure, entry or otherwise, or in the event Grantee commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case (a) Grantor and Grantee shall be restored to their former positions and rights, (b) all rights, powers and remedies of Grantee shall continue as if no such proceeding had been taken, (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (d) neither this Security Deed, nor any other Financing Agreement, nor the Obligations, shall be or shall be deemed to have been affected by such withdrawal, discontinuance, abandonment or adverse determination, and Grantor hereby expressly waives the benefit of any statute or law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

                  5.7 Application of Proceeds. At the option of Grantee the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Property or the Leases shall be applied by Grantee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following order of priority:

                  (a) First, to the payment of the costs and expenses of taking possession of the Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) receivers' fees, (ii) agent's fees, (iii) court costs, (iv) reasonable attorneys' and accountants' fees, (v) commercially reasonable costs of advertisements, and (vi) the payment of any and all Impositions, liens, security interests or other rights, titles or interests equal or superior to this Security Deed;

                  (b) Second, to the indefeasible Payment and satisfaction in full of all of the Obligations;

                  (c) Third, with the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

                  GRANTOR SHALL BE LIABLE FOR ANY DEFICIENCIES IN THE EVENT THE PROCEEDS ARE NOT SUFFICIENT TO COVER ITEMS (a) AND (b) ABOVE.

                  5.8  Leases.

                  (a) Grantee, at its option, is authorized to foreclose this Security Deed subject to the rights of any lessees of the Property, and the failure to make any such lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the Obligations.

                  (b) In the event Grantee shall institute judicial proceedings to foreclose the lien hereof, and shall be appointed as a trustee in possession of the Property, Grantee during such time as it shall be trustee in Possession of the Property pursuant to an order or decree entered in such judicial proceedings, shall have, and Grantor hereby gives and grants to Grantee, the right, power and authority to make and enter into leases of the Property or the portions thereof for such rents and for such periods of occupancy and upon such conditions and provisions as such trustee in possession may deem desirable, and Grantor expressly acknowledges and agrees that the term of any such lease may extend beyond the date of any sale of the Property pursuant to a decree rendered in such judicial proceedings; it being the intention of Grantor that while Grantee is a trustee in possession of the Property pursuant to an order or decree entered in such judicial proceedings, Grantee shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into leases of parts of portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Grantee and with like effect as if such leases had been made by Grantor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Security Deed. The power and authority hereby given and granted by Grantor to Grantee shall be deemed to be coupled with an interest and shall not be revocable by Grantor.

                  5.9 Purchase by Grantee. Upon any foreclosure sale or sales of all or any portion of the Property under the power herein granted, Grantee may bid for and purchase the Property and shall be entitled, in lieu of paying cash therefor, to apply all or any part of the Obligations as a credit to the purchase price. Grantee, upon so acquiring the Property, or any part thereof, shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner provided by applicable laws.

                  5.10 Grantor as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                  5.11 Suits to Protect the Property. Grantee shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Property by any acts which may be unlawful or constitute an Event of Default under this Security Deed, (b) to preserve or protect its interest in the Property and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the Property or be prejudicial to the interest of Grantee.

                  5.12 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.

                  5.13 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 5.1(c) shall become the legal owner of the Property. All occupants (except those which have previously executed a prior written agreement with purchaser) of the Property or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand .

                  5.14 Notice of Default Not Required. Except as provided in the Debentures, no notice of default shall be required, and without Grantee's prior written consent, no right to cure shall be granted for any Events of Default.

                  5.15 Waiver of Grantor's Rights. BY EXECUTION OF THE SECURITY DEED AND BY INITIALING THIS SECTION 5.15, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF GRANTEE TO ACCELERATE ALL OF THE OBLIGATIONS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NON-JUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THE SECURITY DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THE SECURITY DEED AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS, (C) ACKNOWLEDGES THAT GRANTOR HAS READ THE SECURITY DEED AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THE SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING THE SECURITY DEED AND INITIALING THIS SECTION 5.15; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THE SECURITY DEED IS VALID AND ENFORCEABLE BY GRANTEE AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

                                                                   ----------
                                                                   INITIAL HERE


                                    ARTICLE 6
           PRIOR DEED TO SECURE DEBT; SUBORDINATION TO FUTURE
                                    LENDERS

                  6.1 Notwithstanding anything in the foregoing or elsewhere in the Debentures or this Security Deed to the contrary, this Security Deed is subject to the terms and conditions of an

         Intercreditor Agreement between Congress Financial Corporation and the Grantee, dated as of August 13, 1996 (the "Intercreditor Agreement"), the terms of which are deemed to be incorporated herein. Payment of principal, premium (if any) and interest in respect to the Debentures or this Security Deed is subordinate, to the extent set forth in the Intercreditor Agreement, to (i) all principal of and interest on Senior Debt, as defined in such Intercreditor Agreement, and (ii) all Senior Debt, as defined in the Debentures.

                                    ARTICLE 7
                               SECURITY AGREEMENT


                  7.1 Security Interest. This Security Deed shall be construed as a deed to secure debt on the Property, and it shall also constitute and serve as a "Security Agreement" on all property within the meaning of, and shall constitute until this Security Deed shall terminate, as provided in Article 2 hereinabove, a first and prior security interest under the Uniform Commercial Code as enacted in the State of Georgia with respect to the Fixtures, Leases, Rents and any other personal property included within the definition of Property. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Grantee, but subject to the Permitted Encumbrances, a first and prior security interest in, to, under and with respect to the Fixtures, Leases, Rents and any other personal property included within the definition of Property ("Collateral") to secure the full and timely payment of and the full and timely performance and discharge of the Obligations. It is the intent of Grantor and Grantee that this Security Deed encumber all Leases and Rents, that all items contained in the definition of "Leases" and "Rents" which are included within Article 9 of the applicable Uniform Commercial Code be covered by the security interest granted in this
         Article 7 and that all items contained in the definition of "Leases" and "Rents" which are excluded from Article 9 of the applicable Uniform Commercial Code be covered by the Provisions of Article 2 hereof.

                  7.2 Financing Statements. Grantor hereby agrees with Grantee to execute and deliver to Grantee in form and substance satisfactory to Grantee, such financing statements and such further assurances as Grantee may, from time to time, reasonably consider necessary to create, perfect and preserve Grantee's security interest herein granted, and Grantee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.

                  7.3  Uniform Commercial Code Remedies.

                  (a) Grantee shall have all of the rights, remedies and recourses with respect to the Fixtures, Leases, Rents and any other personal property included within the definition of Property afforded to a "Secured Party" by the aforesaid Uniform Commercial Code (being
         Article 9 of the Uniform Commercial Code, Title 11 of the Official Code of Ga. Ann. (Michie 1982), Title 109A of the Ga. Code Ann. (Harrison
         1977), as to property within the scope thereof and situated in the State of Georgia) in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Financing Agreements. To the extent permitted by law, Grantor expressly waives any notice of sale or other disposition of the Fixtures, Leases, Rents and any other personal property included within the definition of Property and any other right or remedy of Grantee existing after default hereunder, and to the extent any such notice required cannot be waived, Grantor agrees that as it relates to this Section 7.3 only, if such notice is marked postage paid to the Grantor at the address set forth in Section 8.2 at least five (5) days before the time of sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

                  (b) If any of the Collateral shall require repairing, maintenance, preparation or the like, Grantee shall have the right, but shall not be obligated, to do such repairing, maintenance or preparation for the purpose of putting the same in such saleable form as Grantee shall deem appropriate, but Grantee shall have the right to sell or dispose of such Collateral without such processing. Grantor shall, at Grantee's request, assemble all the Collateral and make it available to Grantee at places within the county where all or part of the Property is located or in any contiguous county which Grantee may select, whether at the Property or elsewhere, and shall make available to Grantee all premises and facilities of Grantor for the purpose of Grantee's taking possession of the Collateral or of removing or putting the Collateral in saleable form.

                  7.4 Fixture Filing. This Security Deed shall constitute a "fixture filing" for the purposes of the aforesaid Article 9. All or part of the Property is or is to become fixtures.

                  7.5  Warranties and Financing Statement Requirements.

                  (a) Grantor warrants that (i) Grantor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Section 7.5(b) hereof; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 7.5(b) hereof; and (iii) the location of the Collateral is upon the Land. Grantor covenants and agrees that Grantor shall furnish Grantee with notice of any change in the matters addressed by clauses (i) or (iii) of this Section 7.5(a) thirty (30) days prior to the effective date of any such change, and Grantor shall promptly execute any financing statements or other instruments deemed necessary by Grantee to prevent any filed financing statement from becoming misleading or losing its perfected status.

                  (b) The information contained in this Section 7.5(b) is provided in order that this Security Deed shall comply with the requirements of the Uniform Commercial Code, ass enacted in the State of Georgia, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change are as set forth in Schedule I of Exhibit "C" attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained and the mailing address of "Debtor" are as set forth in
         Schedule 2 of said Exhibit "C" attached hereto, and a statement indicating the types or describing the items, of Collateral is set forth hereinabove.

                  7.6 Foreclosure of Security Interest. If an Event of Default shall occur, Grantee may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 5 or referred to in Section 7.3 hereinabove or Article 2 hereinabove to proceed in the manner set forth in Article 9, Section 501 of the Uniform Commercial Code, Title 11 of the Official Code Ga. Ann. (Michie 1982), Title 109A of Ga. Code Ann. (Harrison 1977) relating to the procedure to be followed when a security agreement covers both real and personal property.

                  7.7 No Obligation of Grantee. The assignment and security interest herein granted shall not be deemed or construed to constitute Grantee as a trustee or mortgagee in possession of the Property, to obligate Grantee to lease the Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                  7.8 Hold Harmless. Grantee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this Security Deed, and Grantor shall and does hereby agree to indemnify Grantee for and to hold Grantee harmless from any and all liability, loss or damage which it may or might incur under any of the Leases or under or by reason of this Security Deed and from any and all claims and demands whatsoever which may be asserted against it by reason of this Security Deed and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases. Should Grantee incur any such liability, loss or damage under any of the Leases or under or by reason of this Security Deed or in the defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be secured hereby, and Grantor shall reimburse Grantee therefor immediately upon demand.

                                    ARTICLE 8
                                  MISCELLANEOUS

                  8.1 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Purchase Agreement, and the consummation of the transactions and financial accommodations called for therein, and shall continue in full force and effect until the occurrence of a Release Event.

                  8.2 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery, if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, if by national recognized overnight courier service with instructions to deliver the next business day. one (1) business day after sending, and if by registered or certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

                  If to Grantor:      Nantucket Industries, Inc.
                                      105 Madison Avenue
                                      New York, New York 10016
                                      Attention: Ronald S. Hoffman
                                      Vice President - Finance

                  If to Grantee:      NAN Investors, L.P.
                                      c/o Fundamental Capital Corp.
                                      291 Ocean Avenue
                                      Lawrence, New York 11559
                                      Attention: Murray Foreman, President

                  8.3  No Waiver.

                  Any failure by Grantee to insist, or any election by Grantee not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of this Security Deed shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Grantee shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions. No delay or omission by Grantee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default or acquiescence therein, and every right, power and remedy given by this Security Deed to Grantee may be exercised from time to time and as often as may be deemed expedient by Grantee. No consent or waiver, express or implied, by Grantee to or of any breach or Event of Default by Grantor in the performance of the Obligations of Grantor shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Grantor. Failure on the part of Grantee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Grantee of its rights or impair any rights, powers, or remedies of Grantee.

                  8.4.   Covenants   Running  with  the  Land.  All  Obligations
         contained in this Security Deed are intended by the parties to be, and shall be construed as covenants running with the Property.

                  8.5 Successors and Assigns. All of the terms of this Security Deed shall apply to, be binding upon and inure to the benefit of the parties thereto, their permitted successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

                  8.6 Severability. This Security Deed is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of this Security Deed or the application hereof to any person or entity or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or entities or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Grantor and Grantee to comply at all times with the usury and other applicable Federal laws or State laws (to the extent not preempted by Federal law, if any) now or hereafter governing the interest payable under the Debentures.

                  8.7 Assignment. This Security Deed is assignable by Grantee and any assignment hereof by Grantee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Grantee.

                  8.8 Applicable Law. This Security Deed shall be governed by and construed according to the laws of the State of Georgia.

                  8.9 Subrogation. If any or all of the proceeds of the loans and other financial accommodations made and extended under the
         Debentures have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of such funds so used, Grantee shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Property to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Grantee and are merged with the lien and security interest created herein as cumulative security for the repayment and satisfaction of the Obligations.

                  8.10 Headings. The Article, Section and Subsection hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles Sections or Subsections.

                  8.11 Commercial Transaction. The interest of Grantee hereunder and the Obligations of Grantor arise from a "commercial transaction" within the meaning of O.C.G.A. 44-14-260(1). Accordingly, pursuant to O.C.G.A. Section 44-14-263, Grantor waives any and all rights which Grantor may have to notice prior to seizure by Grantee of any interest in personal property of Grantor which constitutes part of the Property, whether such seizure is by way of possession or otherwise, and also waives the requirement for any bond in connection with any writ of immediate possession sought by Grantee.

         IN WITNESS WHEREOF, Grantor has executed this Security Deed under seal and of the day and year filed above written.

Signed, sealed and                             "GRANTOR"
delivered in the
presence of:                                   NANTUCKET INDUSTRIES, INC.
                                               a Delaware corporation

/S/ Robert M. Rosen
________________________________               By:/s/ Stephen M. Samberg
Unofficial Witness                                ----------------------
                                                  Stephen M. Samberg
                                                  Its:  Chief Executive Officer

/S/ Martha L. Rubino
_________________________________              [CORPORATE SEAL]
Notary Public


Commission Expiration Date:                    ATTEST:
- ----------------------                         /s/ Ronald S. Hoffman
November 24, 1996                              ---------------------------
                                               Ronald S. Hoffman
                                               Vice President-Finance

[NOTARIAL SEAL]                                [CORPORATE SEAL]

                                    EXHIBIT A

                                Legal Description

ALL THAT TRACT OF PARCEL OF LAND lying and being in the City of Cartersville in Land Lots 5Z7 and 554 of the Fourth District and the Third Section of Bartow County, Geargia containing 24.667acres, more particularly described as follows

Beginning at the intersection of the West Right of Way of South Erwin Street (R/W 30' off center line of Street) and the Land Lot Line between Land Lots 554 and 599;

THENCE North 89 degrees 39 minutes 45 seconds West for a distance of 271.98 feet to an iron pin and the True Point of Beginning;

THENCE North 89 degrees 30 minutes 57 seconds West for a distance of 759.91 feet to an iron pin;

THENCE North 00 degrees 17 minutes 07 seconds West for a distance of 521.61 feet to an iron pin;

THENCE North 00 degrees 06 minutes 28 seconds West for a distance of 399.90 feet to an iron pin;

THENCE North 00 decgrees 30 minutes 28 seconds West for a distance of 210.49 feet to an iron pin;

THENCE South 85 degrees 44 minutes 55 seconds West for a distance of 150.37 feet to the point of intersection of the North Right of Way of Boatner Avenue (4O' R/W) with the East Right of Way of Larkwood Circle (40' R/W);

THENCE South 85 degrees 44 minutes 55 seconds West for a distance of 89.63 feet along the North Right of Way of Boatner Avenue to an iron pin;

THENCE 00 degrees 28 minutes 28 seconds East for a distance of 125.68 feet to an iron pin;

THENCE North 00 degrees 41 minutes 45 seconds West for a distance of 146.89 feet to an iron pin on the South Right of Way of Cook Street (40' R/W);

THENCE North 86 degrees 51 minutes 33 seconds East for a distance of 754.03 feet along the South Right of Way of Cook Street to an iron pin;

THENCE South 18 degrees 29 minutes 56 seconds East for a distance of 572.29 feet to an iron pin;

THENCE North 86 degrees 34 minutes 24 seconds East for a distance of 35.32 feet to an iron pin;

THENCE South 18 degrees 26 minutes 47 seconds East for a distance of 229.19 feet to an iron pin;

THENCE South 03 degrees 08 minutes 13 seconds West for a distance of 677.47 feet to an iron pin and The True Point of Beginning.

                                                                       EXHIBIT B



                             Permitted Encumbrances


                  1. Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents from Nantucket Industries to Congress Financial Corporation dated as of June 8, 1994 and filed in the aforesaid Records at Book ______, Page ________.

                  2. UCC-1 Financing Statement No._____filed on ___, 1994 by Congress Financial Corporation in the aforesaid Records.

                  3. City, State and County Real Estate Ad Valorem Taxes not yet due and payable.

                  4. Matters as shown on that Plat of Survey Recorded at Plat Book 16, Page 131 of the aforesaid Records.

                                                                       EXHIBIT C



                                   Schedule I

                  (Description of "Debtor" and "Secured Party")


                  A. Debtor

                  1. Name and Identity or Corporate Structure:

                  NANTUCKET INDUSTRIES, INC., a Delaware corporation.

                  2. The residence(s) or principal place(s) of business of Debtor in the State of Georgia is located at 200 Cooke Street, Cartersville, Georgia, Bartow County, Georgia .

                  B. Secured Party: NAN Investors, L.P., a Delaware limited partnership


                                   Schedule II

           (Notice Mailing Addresses of "Debtor" and "Secured Party")



         A. The mailing address of Debtor is:     105 Madison Avenue
                                                  New York, NY 10016
                                                  Attention: Ronald S. Hoffman
                                                  Vice President - Finance

         B. The mailing address of Secured
            Party is:                             c/o Fundamental Capital Corp.
                                                  291 Ocean Avenue
                                                  Lawrence, NY  11559.

                                                                       EXHIBIT D

                          CORWIN, TILLEY & DEEMS, P.C.
                                Attorneys at Law
                                  P.O. Box 2943
                             319 East Church Street
                        Cartersville, Georgia 30120-1700

   TELEPHONES                                                      CALHOUN
 (770) 382-6144                                              1287 CURTIS PARKWAY
 (770) 382-6193 FAX                                              P.O. Box 2500
                                                              CALHOUN, GA 30370

                                 August 14, 1996

                                                     VIA OVERNIGHT DELIVERY

NAN Investors, L.P.                  -and-           Lane Altman & Owens, LLP
c/o Fundamental Capital Corp.                        101 Federal Street
291 Ocean Avenue                                     26th Floor
Lawrence, New York 11559                             Boston, Massachusetts 02110
Attention: Murray Foreman, President

         Re: Nantucket Industries, Inc. (the "Company")

Dear Gentlemen:

         We refer to a transaction in which the Company will execute and deliver to NAN Investors, L.P. ("NAN") a Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents (the "Mortgage"), dated August 1996. The Mortgage will evidence and secure the Company's obligation to NAN for, among other things, payment of sums paid and to be paid pursuant to the Mortgage. The Mortgage covers the Company's interest in property located in Cartersville, Georgia, more particularly described therein.

         You have requested our opinion with respect to the Mortgage and, in connection therewith, we have received from you and reviewed forms of the Mortgage documents.

         We have assumed for the purposes of this opinion: (i) the due authorization, execution and delivery of the Mortgage and (ii) proper delivery to the undersigned for recording of the Mortgage and the filing of Uniform Commercial Code financing statements with the Bartow County, Clerk's Office and with the Secretary of State. We express no opinion with respect to title to the Property as we understand you are relying on a mortgagee policy of title insurance with respect to questions of title.

         Based on the foregoing, it is our opinion that:

         1. The Mortgage is legal, valid, binding and enforceable in accordance with its terms under Georgia law.

         2. In the event of a legally performed foreclosure, or other method of enforcement of remedies provided for in the Mortgage, all rights of redemption of the grantor under the Mortgage shall be extinguished upon the sale of Property.

NAN Investors, L.P. &
Lane Altman & Owens, LLP
August 14, 1996
Page Two






         3. The Mortgage is subsequent, subject and subordinate to that certain Deed to Secure Debt from Nantucket Industries, Inc. to Congress Financial Corporation, dated June 8, 1994, recorded in Deed Book 831, page 234, Bartow County, Georgia Records.

         This opinion is subject to: (a) applicable bankruptcy law and other laws affecting the enforcement of creditors' rights generally; (b) the availability of specific performance, injunctive relief and other equitable remedies being subject to the discretion of the court before which proceedings may be brought; (c) the qualification that certain remedial provisions in the Mort-age may not be strictly enforceable pursuant to the laws of Georgia provided that such qualification will not affect the lien of the Mortgage or materially interfere with the practical realization by NAN of the benefits provided thereby; (d) The legal formation and good standing of NAN; (e) The actual solvency and financial standing of NAN; (f) The tax consequence, if any, to NAN regarding the acceptance and conversion of the shares and conversion shares (as defined in the Debentures); (g) The terms, conditions, obligations, stipulations, provisions and covenants, (both reciprocal and unilateral) contained in that certain Subordination and ~Intercreditor Agreement, dated August 13, 1996, between NAN and Congress Financial Corporation; and (h) Compliance with and adherence to all applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations therein and thereunder regarding any distribution, sale, transfer or other disposition of any shares and Debentures, whether for its own account or for investment purposes, in connection with a sale or distribution thereof, or other disposition of any shares by NAN, as it may effect the enforceability of the Mortgage.

                                                  Very truly yours,

                                                  CORWIN TILLEY & DEEMS, P.C.



                                                  John T. Corwin



JTC/kph






                                                                       EXHIBIT E


                               REGISTRATION RIGHTS


A. Definitions. As used in this Exhibit E, the following terms shall have the following meanings, with terms not otherwise defined herein having the same meaning as set forth in the Common Stock and Convertible Subordinated Debenture Purchase Agreement dated August 13, 1996 to which this Exhibit E is appended and constitutes a part (the "Agreement").

        Advice:  See Section E hereof.

        Business Day: Any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close in the State of New York.

        Chemical Registration Rights Agreement: That certain Registration Rights Agreement by and between the Company and Chemical Bank, dated as of July 26, 1995.

        Demand Notice:  See Section B1 hereof.

        Demand Registration:  See Section B1 hereof.

        Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        Indemnified Party:  See Section G3 hereof.

        Indemnifying Party:  See Section G3 hereof.

        Losses:  See Section G1 hereof.

        Piggyback Notice:  See Section C1 hereof.

        Piggyback Registration:  See Section C1 hereof.

        Prior Private Placement Agreement. That certain Common Stock Purchase Agreement dated August 18, 1994 by and among, inter alia, the Company and Guess ?, Inc.

        Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

        Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        Registrable Securities: The 250,000 Shares and the 623,370 Conversion Shares, both as defined in the Agreement, upon the original issuances thereof, and at all times subsequent thereto, until in the case of any such share, (i) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it (unless, following such disposition, the share is owned by an affiliate of the Company or otherwise remains a Restricted Security within the meaning of Rule 144), or (ii) it is saleable by the holder thereof pursuant to subsection (k) of Rule 144 (or any similar provisions then in force).

        Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Exhibit E, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

        SEC:  The Securities and Exchange Commission.

        Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

        Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

B. Demand Registration.

        1. Requests for Registration. At any time following the Closing, a holder or holders of a majority of the aggregate number of Registrable Securities then outstanding shall have the right by written notice delivered to the Company (the "Demand Notice") to require the Company to register (a "Demand Registration"), under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered. The number of Demand Registrations pursuant to this Section B1 shall not exceed two unless a Demand Registration does not become effective or is not maintained effective for the period required pursuant to

Section B2 hereof, in which case the holders of Registrable Securities included in such Demand Registration shall be entitled to additional Demand Registrations in lieu thereof until such two Demand Registrations have been declared and maintained effective for such period. For purposes hereof, holders of the Company's 12.5% Subordinated Convertible Debentures shall be deemed to hold the Conversion Shares into which such Debentures may be converted.

        2. Filing and Effectiveness. The Company shall (i) file each Demand Registration within the later of (A) 90 days from the date on which holders of Registrable Securities give the Demand Notice with respect to such Demand
Registration, and (B) 90 days from the effectiveness date of the last Demand Registration, if any, effected prior to such Demand Notice (provided, however, that in no event shall the Company be required to file such Demand Registration prior to the first date upon which the Company, using its reasonable efforts, is able to comply with the provisions of Article 3 of Regulation S-X under the Securities Act), and (ii) use its reasonable efforts to cause the same to be declared effective by the SEC within 60 days of the date on which the Company is required to file such Demand Registration.

        If any Demand Registration is requested to be a "shelf" registration by holders of a majority of Registrable Securities included in such Demand Registration, the Company shall keep the Registration Statement filed in respect thereof effective for a period of 36 months from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Section D1 and the last paragraph of Section E hereof) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or as allowed by the Securities Act. All requests made pursuant to this Section B shall specify the number of Registrable Securities to be registered and shall also specify the intended methods of disposition thereof.

        3. Priority on Demand Registration. If any of the Registrable Securities requested to be registered pursuant to a Demand Registration are to be sold in one or more firm commitment underwritten offerings, and the managing underwriter determines in good faith that the total number of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the maximum number of securities that in the opinion of such managing underwriter can be sold in such Demand Registration without materially and adversely affecting the success of such offering and, if any person other than a holder of Registrable Securities proposes to include securities in such Demand Registration, the number of securities proposed to be included by such person or persons shall be reduced to zero in accordance with the foregoing before any Registrable Securities are excluded from such Demand Registration; provided, however, that up to a maximum of [15,000] shares of Common Stock issued to Chemical Bank are entitled to priority in such Demand Registration. Further, provided that written notice of any request for Demand Registration hereunder shall be given to holders of "Registrable Securities" under the Prior Private Placement Agreement (as such term is defined herein) and, in the event that within ten days following such notice a "Blockage Notice" (as such term is defined in the Prior Private Placement Agreement) is given and no more than one such Blockage Notice has been given previously, then holders of Registrable Securities hereunder shall refrain for 180 days from exercising any rights to a Demand Registration.

        4. Postponement of Demand Registration. The Company shall be entitled to postpone, for a reasonable period of time not in excess of 120 days, the filing of a Registration Statement if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering would materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would materially adversely affect the Company. If the Company postpones the filing of a Registration Statement, it shall promptly notify the holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended. If during such postponement period the Company gives written notice to the holders of Registrable Securities who gave the Demand Notice that it elects to file a Registration Statement for the issuance by the Company of securities, then the holders of Registrable Securities shall have the piggyback registration rights as provided in Section C hereof, but shall not have the right to a Demand Registration until the date which is 90 days after the closing date of such Company offering, in which case the holders of Registrable Securities included in the Demand Notice shall be deemed not to have utilized a Demand Registration.

C.  Piggyback Registration

        1. Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (except a "Demand Registration" pursuant to the Prior Private Placement Agreement (as such term is defined herein) or on Form S-4, Form S-8 or any successor form thereto), whether or not for its own account (including, without limitation, pursuant to Section B hereof), then the Company shall give written notice of such proposed filing to holders of Registrable Securities at least thirty days before the anticipated filing date (the
"Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section C2 hereof, the Company shall include in each such Piggyback Registration all Registrable Securities requested to be included in the registration for such offering. The holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

        2. Priority on Piggyback Registrations. The Company shall use its best efforts to cause the managing underwriters of a proposed underwritten offering of equity securities to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any similar equity securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriters of such underwritten offering determine in good faith that the total number of securities that such holders and the Company propose to include in such offering is such as to materially and adversely affect the success of such offering, then (x) if such Piggyback

Registration is a primary registration on behalf of the Company, the securities to be offered for the account of holders of Registrable Securities, as well as the securities to be offered on behalf of holders of "Registrable Securities" under the Prior Private Placement Agreement and the March 1, 1994 Agreement among The Samberg Group, L.L.C., George Gold, Donald Gold, Stephen Samberg, Stephen Sussman, Robert Polen, Ray Wathen and the Company, shall be reduced or limited pro rata in proportion to the respective dollar amounts of securities owned to the extent necessary to reduce the total number of securities to be included in such offering to the amount recommended by such managing underwriters (it being acknowledged that up to a maximum of [15,000] shares of Common Stock to be offered pursuant to the Chemical Registration Rights Agreement need not be so reduced or limited, and (y) if such Piggyback Registration is an underwritten secondary registration on behalf of holders of equity securities of the Company, the Company shall include in such registration the number of securities included in such registration pursuant to this Section that, in the opinion of such managing underwriter, can be sold without materially and adversely affecting the success of the offering (allocated pro rata on the basis of the aggregate dollar amount of securities owned by those security holders exercising piggyback rather than demand registration rights, it being acknowledged that up to a maximum of [15,000] shares of Common Stock to be offered pursuant to the Chemical Registration Rights Agreement need not be so reduced or limited).

D.  Hold-Back Agreements

        1. Restrictions on Public Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section B or C hereof agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Registration Statement. If a request is made pursuant to this Section D1 and securities offered for the account of holders of Registrable Securities are reduced pursuant to Section B4 hereof, then the time period during which a Demand Registration is required to remain continuously effective pursuant to Section B2 shall be extended by 100 days.

        2. Restrictions on Public Sale by the Company and Others. The Company agrees that without the written consent of the managing underwriters in an underwritten offering of Registrable Securities covered by a Registration Statement filed pursuant to Section B hereof, it will not effect any public or private sale or distribution of its equity securities whether on its own behalf or at the request of any holder or holders of such equity securities (other than pursuant to and in accordance with Section B hereof), including without limitation a sale pursuant to Regulation D under the Securities Act, during the period beginning 10 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (except on Form S-8 or any successor form to such Form); (provided, however, that such period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section E3 (ii), (iii), (v), (vi) or (vii) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section E11 hereof) or the matters referred to in Section E3 (ii) or (iii) hereof shall have been resolved).

E.  Registration Procedures

        In connection with the Company's registration obligations pursuant to Sections B and C hereof, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

        1.  Prepare  and  file  with  the  SEC  a   Registration   Statement  or
Registration Statements on a Form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to the holders of Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and such underwriters, if any, and the Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis.

        2. Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

        3. Notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person), confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by paragraph E13 below cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        4. Use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

        5. If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holder agree should be included therein, as may be required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any actions in this Section E5 that are not, in the opinion of counsel for the Company, in compliance with applicable law.

        6. Furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such selling holder (including those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC.

        7. Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus or
Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each selling holder of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

        8. Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

        9. Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two Business Days prior to any sale of Registrable Securities.

        10. Use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

        11. Upon the occurrence of any event contemplated by paragraph E3(vi) or E3(vii) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        12. Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which equity securities issued by the Company are then listed or (ii) authorized to be quoted on the NASDAQ or the Nasdaq National Market if the securities so qualify.

        13. Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the holders of Registrable Securities being sold), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section G hereof (or such other provisions and procedures acceptable to holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriters) with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause E13(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

        14. Make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information, in the opinion of counsel to such person, is required by law, (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person or (iv) such information becomes available to such person from a source other than the Company and such source is not to the best knowledge of such person bound by a confidentiality agreement.

        15. Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the SEC for filing the applicable report with the SEC) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

        The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing.

        Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section E3(ii), E3(iii), E3(v), E3(vi) or E3(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section E11 hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the time periods mentioned in Section B hereof shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section E11 hereof or (y) the Advice.

F.  Registration Expenses

        Except as provided in the following paragraph, all fees and expenses incident to the performance of or compliance with this Exhibit E by the Company shall be borne by the Company whether or not any of the Registration Statements is filed or becomes effective. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in Section E13(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) underwriters' fees and expenses (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vii) Securities Act liability insurance, if the Company so desires such insurance, and (viii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed.

        Fees and disbursements of counsel for any holder of Registrable Securities and, except as provided in subsection (vi) of the preceding paragraph, discounts, commissions and fees of underwriters, selling brokers, dealer managers and similar securities industry professionals relating to the distribution of the Registrable Securities shall be borne by the holder of such Registrable Securities.

G.  Indemnification

        1. Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable to the extent that (A) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting such Losses who purchased such Registrable Security that is the subject thereof and (ii) the Prospectus adequately corrected such untrue statement or alleged untrue statement or such omission or alleged omission or
(B) any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is adequately corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the holder of Registrable
Securities thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting such Losses who purchased such Registrable Security that is the subject thereof from such holder.

        2. Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was reasonably relied upon by the Company in preparation of such Registration Statement, Prospectus or form of prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        3. Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party from which such indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof. All such fees and expenses (including any reasonable fees and expenses incurred in connection with investigating or preparing to defend such Proceeding) shall be paid to the Indemnified Party as they are incurred, within 20 Business Days after receipt from such Indemnified Party, of written demand for payment and reasonable support therefor, regardless of whether it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnified Party shall be required to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder (and the Indemnifying Party may require the Indemnified Party to give a written undertaking to that effect). Any such Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses; or (b) the
Indemnifying Party shall have failed to promptly assume the defense of such Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party; or (c) a conflict of interest may exist between such Indemnified Party and the Indemnifying Party (including in the case of the Company, its officers, directors, employees, agents or any person who controls the Company (other than any holder of Registrable Securities)) with respect to such Proceeding (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, and if such counsel is reasonably satisfactory to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party and is entitled to indemnity hereunder, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        4. Contribution. If the indemnification provided for in this Section G is unavailable to an Indemnified Party under Section G1 or G2 hereof (other than by reason of exceptions provided in those Sections) in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section G3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section G4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section G4, an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the proceeds to such Indemnifying Party from the sale or distribution to the public of Registrable Securities exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

H.  Rule 144 and Rule 144A

        The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such other information so long as is necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule

144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section H shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

I.  Underwritten Registrations

        If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holders of a majority of such Registrable Securities included in such offering, subject to the approval of the Company which shall not be unreasonably withheld. If any Piggyback Registration is an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and managers to administer the offering.

J.  Miscellaneous

        1. Remedies. In the event of a breach by the Company of any of its obligations under this Exhibit E, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Exhibit E. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Exhibit E and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        2. Inconsistent Agreements. The Company shall not, on or after the date of this Exhibit E, enter into any agreement with respect to its securities that is inconsistent with the rights granted to holders of Registrable Securities in this Exhibit E or otherwise conflicts with the provisions hereof. Except as set forth in that certain Rights Agreement by and between the Company and State Street Bank & Trust Company dated as of September 6, 1988, that certain Agreement dated as of March 1, 1994 between The Samberg Group, L.L.C., George J. Gold, Donald D. Gold, Stephen M. Samberg, Stephen P. Sussman, Robert R. Polen, Raymond L. Wathen and the Company, the Prior Private Placement Agreement and the Chemical Registration Rights Agreement, the Company has not previously entered into any agreement granting any registration rights with respect to its equity securities to any Person other than this Exhibit E. In the event of any conflict between this Exhibit E and the Prior Private Placement Agreement and/or the Chemical Registration Rights Agreement, then the terms of the Prior Private Placement Agreement and/or the Chemical Registration Rights Agreement shall prevail over the terms of this Exhibit E.

        3. Amendments and Waivers. The provisions of this Exhibit E, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of holders of at least a majority of the then outstanding Registrable Securities.

        4. Notices. All notices and other communications provided for in this Exhibit E shall be given or made as provided in the Agreement, but with respect to holders of Registrable Securities who are not a party to the Agreement, all notices and other communications provided for herein shall be given to the address of such holder as it appears in the stock register of the Company.

        5. Successors and Assigns. This Exhibit E shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of each holder of any Registrable Securities, including, without limitation, any partner of NAN Investors, L.P. who receives a distribution, or distribution in redemption, of Registrable Securities from NAN Investors, L.P. The Company may not assign its rights or obligations hereunder without the prior written consent of the holders of at least a majority of the then outstanding Registrable Securities.

        6.  Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

        THIS EXHIBIT E SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS ANNEX, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT

THE RIGHT OF ANY HOLDER OF A REGISTRABLE SECURITY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

        7. Severability. The remedies provided in this Exhibit E are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Exhibit E is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

        8. Headings. The headings in this Exhibit E are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        9. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Exhibit E, or where any provision hereof or thereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                                                                       EXHIBIT F


                                 August 15, 1996


NAN Investors, L.P.
c/o Fundamental Capital Corp., Its General Partner
291 Ocean Avenue
Lawrence, NY 11559

     Re: Private Placement of Common Stock, par value $.10, of Nantucket Industries, Inc.

Gentlemen:

     We have acted as counsel for Nantucket Industries, Inc., a corporation organized under the laws of the State of Delaware ("Nantucket"), in connection with a certain private placement of 250,000 shares of the Common Stock, $.10 par value, of Nantucket (collectively, the "New Shares") and an aggregate $2,760,000 principal amount of subordinated debentures (the "Debentures") convertible for up to an 623,370 additional shares of the Common Stock (the "Conversion Shares") pursuant to that certain Common Stock and Convertible Subordinated Debentures Purchase Agreement (the "Agreement") dated as of August 13, 1996, by and between Nantucket and NAN Investors, L.P. (the "Investor").

     In connection with rendering this opinion, we have examined executed originals or photocopies (as the case may be), certified or otherwise identified to our satisfaction, of the Agreement, the records of meetings to date of the incorporators, stockholders and directors, and the stock books, of Nantucket and such other documents as we have deemed necessary or appropriate in connection with the opinions hereinafter set forth including, without limitation, the Certificate of Good Standing of the Company issued by the Secretary of State of the State of Delaware on August 1, 1996 (the "Delaware Certificate") and the Certificate of Existence of the Company issued by the Secretary of State of the State of Georgia on August 5, 1996 (the "Georgia Certificate").

     In examining the aforementioned documents, we have relied upon and assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and





                                 August 15,1996
                                     Page 2


the conformity to the corresponding originals of all documents submitted to us as copies. We have relied, as to factual matters, upon the accuracy and completeness of the representations of the parties to the Agreement and to the other documents signed and delivered on behalf of said parties. Other than with respect to Nantucket we have further assumed the due authorization, execution, and delivery of each such document by or on behalf of all parties thereto, and nothing has come to our attention to lead us to conclude that such assumption is unwarranted.

     We do not purport to be experts in any laws other than the laws of the Commonwealth of Massachusetts, the United States of America and the General Corporation Law of the State of Delaware. We have, therefore, not made an independent review and express no opinion with regard to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts and the United States of America and the General Corporation Law of the State of Delaware.

     We express no opinion as to the enforceability of any governing law provision contained in the Agreement which selects the law of a jurisdiction other than the Commonwealth of Massachusetts, and to the extent the opinions hereby offered may be considered to be given with respect thereto, we have, with your consent, assumed that the internal law of such jurisdiction is substantively the same as the law of the Commonwealth of Massachusetts.

     We assume no change in the applicable laws or in the Agreement after the date hereof. Our opinion is based only on facts and laws in effect as of this date, and we assume no obligation to advise you of any changes which may later be brought to our attention.

     Based upon the foregoing, and subject to the qualifications and exceptions set forth herein, it is our opinion that:

     (1) Nantucket is a duly organized and, based upon the Delaware Certificate, validly existing corporation in good standing under the laws of the State of Delaware, and Nantucket has all requisite corporate power for the ownership of its assets and for the transaction of the business in which it is presently engaged. Based upon the Georgia Certificate, Nantucket is duly qualified to do business in and is in good standing under the laws of the State of Georgia.





                                 August 15,1996
                                     Page 3


     (2) Nantucket has all necessary corporate power, authority and legal right to make, deliver and perform the Agreement and any other ancillary documents executed by Nantucket in connection therewith, and all necessary corporate action has been taken by its directors to authorize the execution and delivery of the Agreement, the undertaking of its obligations thereunder, and the taking of all actions as may be required on the part of Nantucket to carry out same.

     (3) The Agreement constitutes a valid obligation of Nantucket, legally binding upon it, and enforceable against it, in accordance with its terms, assuming due execution and delivery by the other parties thereto and subject to the provisions of Paragraph (5) hereof.

     (4) The New Shares, the Debentures and the Conversion Shares each have been duly and validly authorized for issuance and, when paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

     (5) The opinions set forth in Paragraph (3) above are qualified to the extent that enforceability may be limited by, or subject to, (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally, (ii) the availability of the remedies of specific performance, or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, or (iii) the exercise by any court before which any proceeding may be brought of equitable judicial discretion.

     This opinion is rendered solely for the benefit of the Investor and may not be relied upon by any other person or entity without our prior written consent.

     This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. No opinion is implied or may be inferred beyond the matters expressly set forth herein.





                                 August 15,1996
                                     Page 4


     We point out that Robert M. Rosen, a partner in this firm, is a stockholder and a director of Nantucket.

                                                     Very truly yours,



                                                     LANE ALTMAN & OWENS LLP





                                                                       EXHIBIT G

                            CERTIFICATE OF AMENDMENT
                          CERTIFICATE OF INCORPORATION


     NANTUCKET INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES

HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Nantucket Industries,
         Inc. held on August 9, 1996, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Company, declaring it advisable to adopt such amendments, and directing that such amendments be considered at a special meeting of stockholders. The full text of such resolutions is annexed hereto as Exhibit A.

     SECOND: That on October 1, 1996, pursuant to resolution of its Board of Directors, a special meeting in lieu of annual meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of share as required by statute were voted in favor of the amendments.

     THIRD:   That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Stephen M. Samberg, its Chairman, and attested by Ronald S. Hoffman, its Secretary, this ____ day of October, 1996.

                                    NANTUCKET INDUSTRIES, INC.

(CORPORATE SEAL)                    By:_________________________________
                                       Stephen M. Samberg

ATTEST:


- -------------------------------
Ronald S. Hoffman, Secretary



                                                                       EXHIBIT A


RESOLVED: That the Board of Directors hereby approves and declares advisable the following amendments to ARTICLE FOURTH AND ARTICLE FOURTEENTH of the Certificate of Incorporation of the Company and directs that said amendments be considered at a Special Meeting of Stockholders to be held on October 1, 1996.

          1. ARTICLE FOURTH of the Certificate of Incorporation is hereby amended by striking out the first paragraph thereof which now reads as follows:

                        "FOURTH: The total number of shares of capital stock of all classes which this corporation shall have authority to issue shall be six million five hundred thousand (6,500,000) shares, to wit: (A) six million (6,000,000)
                        shares  of  Common  Stock of the par  value of Ten Cents
                        ($.10) per share, amounting in the aggregate to Six Hundred Thousand Dollars ($600,000); and (B) five hundred thousand (500,000) shares of Preferred Stock of the par value of Ten Cents ($.10) per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000)."

          And inserting in place thereof:

                        "FOURTH: The total number of shares of capital stock of all classes which this corporation shall have authority to issue shall be twenty million five hundred thousand (20,500,000) shares, to wit: (A) twenty million (20,000,000) shares of Common Stock of the par value of Ten Cents ($.10) per share, amounting in the aggregate to Two Million Dollars ($2,000,000); and (B) five hundred thousand (500,000) shares of Preferred Stock of the par value of Ten Cents ($.10) per share, amounting in the aggregate to Fifty Thousand Dollars ($50,000)."

          2. Clause (i) of Paragraph 1 of ARTICLE FOURTEENTH of the Certificate of Incorporation is hereby amended by deleting the words "two-thirds vote" and inserting in place thereof the words "majority vote".

          3. Subparagraph (viii) of Paragraph 2 of ARTICLE FOURTEENTH of the Certificate of Incorporation is hereby amended by stiking out said subparagraph (viii) which now reads as follows:

              "(viii) The term "Continuing Director" shall mean a director who either was a member of the Board of Directors of the Corporation at or prior to the time such Related Person became a Related Person or who subsequently became a director of the Corporation
              and  whose   election,   or   nomination   for   election  by
              the Corporation's stockholders, was approved by a vote of at least three-fourths of the Continuing Directors then on the Board."

           And inserting in place thereof:

                        "(viii) The term "Continuing Director" shall mean a director who (1) was a member of the Board of Directors of the Corporation at or prior to the time such Related Person became a Related Person, or (2) subsequently became a director of the Corporation and whose election, or nomination for election by the Corporation's Stockholders, was approved by a vote of at least a majority of the Continuing Directors then on the Board."





                                                                       EXHIBIT H


                                 SIXTH AMENDMENT

     Reference is made to Share Purchase Rights Agreement, dated as of September 6, 1988, between Nantucket Industries, Inc., a Delaware Corporation (the "Company"), and STATE STREET BANK & TRUST COMPANY, a Massachusetts corporation (the "Rights Agent"), as amended by amendments dated October 3, 1988, October 18, 1988, November 11, 1988, November 17, 1988 and August 15, 1994
(collectively, the "Rights Agreement"). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Rights Agreement.

     The Board of Directors of the Company has determined that it is in the Company's interest to issue an aggregate 873,370 shares of its Common Shares, $.10 par value, to a private investor (the "Investor"). An aggregate 623,370 of such shares are issuable only upon conversion of certain Convertible Subordinated Debentures of the Company. The Investor has requested that the percentage of stock ownership which causes a person to become an Acquiring Person be increased from 30% to 35%. The Board of Directors of the Company has determined that this change is in the Company's interest.

     The Company certifies to the Rights Agent that the Distribution Date has not occurred. Accordingly the Rights Agreement can be amended without the approval of holders of certificates representing Common Shares except for an amendment which would change the Redemption Price, Final Expiration Date, Purchase Price, or number of fractional Series A Shares for which a Right is exercisable, as provided in Section 27 of the Rights Agreement. The Company further certifies to the Rights Agent that this Sixth Amendment to the Rights Agreement is in compliance with the terms of Section 27.

     Pursuant to Section 29(b) of the Rights Agreement, amendments to the Rights Agreement may be adopted by the concurrence of such number (but no fewer than three) of the Continuing Directors as shall constitute a majority of the Continuing Directors then in office. By unanimous vote of the Board of Directors, including the unanimous vote of all (constituting three or more) of the Continuing Directors, the Company has authorized amendment of the Rights Agreement in order to clarify certain definitions so that the Investor will not become an Acquiring Person.

     Accordingly, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree to amend the Rights Agreement as follows:

     1. Section 1(a) of the Rights Agreement shall be amended by replacing the phrase "30 percent" with the phrase "35 percent."

     2. Section 11(a)(ii)(B) of the Rights Agreement shall be amended by replacing the phrase "thirty percent (30%)" with the phrase "thirty-five percent (35%)."

     Except as expressly amended herein, the Rights Agreement shall remain unmodified and in full force and effect.




     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the 15th day of August, 1996.


                                    NANTUCKET INDUSTRIES, INC.
ATTEST:

_______________________________     By:
                                       ----------------------------------
                                       Ronald S. Hoffman
                                       Vice President-Finance and Secretary


                                       STATE STREET BANK & TRUST
                                       COMPANY
ATTEST:

_______________________________     By:_________________________________

                                       -------------, -------------------